Filed Pursuant to Rule 424(b)(5)

Registration No. 333-223736

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Proposed maximum aggregate offering price	Amount of registration fee(1)
Common Stock, par value $0.01 per share	$58,606,942.33	—

(1)

Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. The entire amount of the registration fee of $10,070 for shares of common stock having an aggregate offering price of up to $100,000,000 was paid to the Securities and Exchange Commission (“SEC”) on March 9, 2016. Pursuant to Rule 415(a)(6) under the Securities Act, securities with an aggregate offering price of $58,606,942.33 registered hereunder are unsold securities previously registered on the registrant’s Registration Statement on Form S-3 (File No. 333-210049) filed on March 9, 2016 (the “Prior Registration Statement”), for which the filing fee was previously paid to the SEC on March 9, 2016 and will continue to be applied to such unsold securities. The Prior Registration Statement terminated effective upon the filing of the registration statement of which the accompanying prospectus is a part.

Prospectus Supplement

to Prospectus dated March 16, 2018

Easterly Government Properties, Inc.

$100,000,000

Common Stock

On March 3, 2017, we entered into separate equity distribution agreements (each an “equity distribution agreement” and together, the “equity distribution agreements”) for a continuous offering program with Citigroup Global Markets Inc., BTIG, LLC, Jefferies LLC, Raymond James & Associates, Inc., RBC Capital Markets, LLC and SunTrust Robinson Humphrey, Inc. (each a “manager” and together, the “managers”), relating to shares of our common stock, $0.01 par value per share (“common stock”). In accordance with the terms of the equity distribution agreements, we may offer and sell shares of our common stock having an aggregate offering price of up to $100,000,000 from time to time through the managers, as our sales agents. Of that amount, we have offered and sold shares of common stock with an aggregate offering price of $41,393,057.67 as of the date of this prospectus supplement, pursuant to a Registration Statement on Form S-3 (File No. 333-210049) initially filed on March 9, 2016, and a prospectus supplement dated March 3, 2017. Accordingly, as of the date of this prospectus supplement, shares of common stock having an aggregate offering price of $58,606,942.33 remain available for offer and sale pursuant to this prospectus supplement.

Sales of the shares of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on the New York Stock Exchange, or NYSE, or otherwise or as may be agreed between us and the managers. The managers are not required, individually or collectively, to sell any specific number or dollar amount of shares of common stock, but subject to the terms and conditions of the applicable equity distribution agreement, each manager, if acting as an agent, will use its reasonable efforts consistent with its normal trading and sales practices to sell our shares of common stock up to the amount specified.

Each manager will receive from us a commission that will not exceed, but may be lower than, 2.0% of the gross sales price of all shares sold through it as sales agent under the applicable equity distribution agreement. See “Plan of Distribution” for a description of compensation payable to the managers. In connection with the sale of shares of common stock on our behalf, the managers may be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation paid to the managers may be deemed to be underwriting commissions or discounts.

We may also sell some or all of the shares of common stock to a manager as principal for its own account at prices agreed upon at the time of sale.  If we sell our common stock to any of the managers as principals, we will enter into a separate terms agreement with such Manager.

To assist us in qualifying as a real estate investment trust, our charter limits ownership by any person to 7.1% of the lesser of the number or value of shares of our outstanding common stock, with certain exceptions. See “Description of Common Stock—Restrictions on Ownership and Transfer” in the accompanying prospectus.

Our common stock is listed on the NYSE under the symbol “DEA.” The last reported sale price of our common stock on the NYSE on March 16, 2018 was $20.12 per share.

Investing in our common stock involves risks. You should read carefully and consider the information under the caption “Risk Factors” beginning on page S-3 of this prospectus supplement and on page 3 of the accompanying prospectus, as well as the information under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017, which is incorporated by reference in the accompanying prospectus, before investing in our common stock.

None of the Securities and Exchange Commission, any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Citigroup	BTIG	Jefferies	Raymond James
RBC Capital Markets		SunTrust Robinson Humphrey

Prospectus Supplement dated March 19, 2018.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information in the accompanying prospectus and the documents incorporated by reference in the accompanying prospectus. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. You should read this entire document, including the prospectus supplement, the accompanying prospectus and the documents incorporated by reference therein, and any “free writing prospectus” we authorize to be delivered to you. We and the managers have not authorized anyone else to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. In the event that the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. To the extent the information included in this prospectus supplement differs or varies from the information included or incorporated by reference in the accompanying prospectus, the information included in this prospectus supplement updates and supersedes such information. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference therein, and any authorized “free writing prospectus” is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement and the accompanying prospectus contain, or incorporate by reference, forward-looking statements. Such forward-looking statements should be considered together with the cautionary statements and important factors included or referred to in this prospectus supplement, the accompanying prospectus and the documents incorporated therein by reference. Please see “Forward-Looking Statements” in this prospectus supplement and “Cautionary Statement Regarding Forward-Looking Statements” in the accompanying prospectus.

Unless otherwise indicated or the context requires otherwise, in this prospectus supplement and the accompanying prospectus, references to “we,” “our,” “us,” and “our company” refer to Easterly Government Properties, Inc. and its consolidated subsidiaries.

The distribution of this prospectus supplement, the accompanying prospectus and any authorized “free writing prospectus” and the offering of the shares of our common stock may be restricted by law. If you possess this prospectus supplement, the accompanying prospectus or any authorized “free writing prospectus,” you should find out about and observe these restrictions. This prospectus supplement, the accompanying prospectus and any authorized “free writing prospectus” are not an offer to sell the shares and are not soliciting an offer to buy the shares in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference therein contain forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. We caution investors that any such forward-looking statements presented in this prospectus supplement, the accompanying prospectus or any of the documents incorporated by reference therein, or which management may make orally or in writing from time to time, are based on beliefs and on assumptions made by, and information currently available to, management. When used, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “result,” “should,” “will” and similar expressions which do not relate solely to historical matters are intended to identify forward-looking statements. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected by the forward-looking statements.

S-ii

Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:

•

the factors included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, on March 1, 2018, including those set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the factors included in our other public filings, the factors beginning on page S-3 of this prospectus supplement and on page 3 of the accompanying prospectus under the heading “Risk Factors”;

•

risks associated with our dependence on the U.S. Government and its agencies for substantially all of our revenues, including credit risk and risk that the U.S. Government reduces its spending on real estate or that it changes its preference away from leased properties;

•	risks associated with ownership and development of real estate;
•	decreased rental rates or increased vacancy rates;
•	loss of key personnel;
•	general volatility of the capital and credit markets and the market price of our common stock;
•	the risk we may lose one or more major tenants;
•	difficulties in completing and successfully integrating acquisitions;
•	failure of acquisitions or development projects to occur at anticipated levels or yield anticipated results;
•	risks associated with actual or threatened terrorist attacks;
•	intense competition in the real estate market that may limit our ability to attract or retain tenants or re-lease space;
•	insufficient amounts of insurance or exposure to events that are either uninsured or underinsured;
•	uncertainties and risks related to adverse weather conditions, natural disasters and climate change;
•	exposure to liability relating to environmental and health and safety matters;
•	limited ability to dispose of assets because of the relative illiquidity of real estate investments and the nature of our assets;
•	exposure to litigation or other claims;
•	risks associated with breaches of our data security;
•	risks associated with our indebtedness;
•	failure to refinance current or future indebtedness on favorable terms, or at all;
•	failure to meet the restrictive covenants and requirements in our existing and new debt agreements;
•	fluctuations in interest rates and increased costs to refinance or issue new debt;
•	risks associated with derivatives or hedging activity; and
•	risks associated with mortgage debt or unsecured financing or the unavailability thereof, which could make it difficult to finance or refinance properties and could subject us to foreclosure.

We caution you that, while forward-looking statements reflect our good faith beliefs when we make them, they are not guarantees of future performance and are impacted by actual events when they occur after we make such statements. Accordingly, investors should use caution in relying on forward-looking statements, which are based on results and trends at the time they are made, to anticipate future results or trends. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, future events or other changes. For a further discussion of these and other factors, see the section entitled “Risk Factors” in this prospectus supplement, in the accompanying prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2017, as may be updated by subsequent filings with the SEC that are incorporated by reference therein.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information from this prospectus supplement, the accompanying prospectus and the documents incorporated by reference therein. It does not contain all of the information that may be important to you. We encourage you to carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference therein, especially the “Risk Factors” section beginning on page S-3 of this prospectus supplement and on page 3 of the accompanying prospectus, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on March 1, 2018 and in our other public filings before making an investment decision regarding our common stock.

Our Company

Easterly Government Properties, Inc. is an internally managed real estate investment trust, or REIT, focused primarily on the acquisition, development and management of Class A commercial properties that are leased to U.S. Government agencies that serve essential functions. We generate substantially all of our revenue by leasing our properties to such agencies either directly or through the U.S. General Services Administration, or GSA. Our objective is to generate attractive risk-adjusted returns for our stockholders over the long term through dividends and capital appreciation.

As of December 31, 2017, we wholly owned 46 operating properties in the United States that are 100% leased, including 44 operating properties that are leased primarily to U.S. Government tenant agencies and two operating properties that are entirely leased to private tenants, encompassing approximately 3.7 million square feet in the aggregate. In addition, we wholly owned three properties under development that we expect to encompass approximately 0.3 million square feet upon completion. We focus on acquiring, developing and managing U.S. Government-leased properties that are essential to supporting the mission of the tenant agency and strive to be a partner of choice for the U.S. Government, working with the tenant agency to meet its needs and objectives.

We were incorporated in Maryland as a corporation on October 9, 2014 and did not have any meaningful operations until the completion of our initial public offering and related formation transactions on February 11, 2015. We are the sole general partner of our operating partnership, and as of December 31, 2017, we owned approximately 84.4% of the aggregate outstanding common units representing limited partnership interests in our operating partnership.

We believe that we have operated and have been organized in conformity with the requirements for qualification and taxation as a REIT for U.S federal income tax purposes commencing with our taxable year ended December 31, 2015.

Our principal executive offices are located at 2101 L Street NW, Suite 650 Washington, DC 20037, and our telephone number is 202-595-9500.

The Offering

Issuer	Easterly Government Properties, Inc., a Maryland corporation.
Common stock offered from time to time

Shares having an aggregate offering price of up to $100,000,000. Of those shares of common stock, we have offered and sold shares of common stock with an aggregate offering price of $41,393,057.67 as of the date of this prospectus supplement, pursuant to a Registration Statement on Form S-3 (File No. 333-210049) initially filed on March 9, 2016, and a prospectus supplement dated March 3, 2017. Accordingly, as of the date of this prospectus supplement, shares of common stock having an aggregate offering price of $58,606,942.33 remain available for offer and sale pursuant to this prospectus supplement and the accompanying prospectus.

Use of proceeds

We intend to contribute the net proceeds from this offering to our operating partnership, which subsequently intends to use the net proceeds of this offering for general corporate purposes, which may include the acquisition, development, redevelopment or improvement of properties; full or partial repayment of debt; capital expenditures; working capital; and other general corporate or business purposes. Pending the use of the net proceeds as described above, we may use the net proceeds to temporarily reduce our indebtedness or invest the net proceeds in interest-bearing accounts and short-term, interest-bearing securities which are consistent with our intention to qualify as a REIT. See “Use of Proceeds” in this prospectus supplement.

New York Stock Exchange Symbol	DEA

Restrictions on ownership

To assist us in maintaining our qualification as a REIT, our charter provides that no person or entity may actually own or be deemed to own by virtue of the applicable constructive ownership provisions, more than 7.1% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of each class or series of our stock, or 7.1% in value of the aggregate of the outstanding shares of all classes and series of our stock, in each case excluding any shares of our stock that are not treated as outstanding for U.S. federal income tax purposes. For more information, see “Description of Common Stock of Easterly Government Properties, Inc.—Restrictions on Ownership and Transfer” beginning on page 9 of the accompanying prospectus.

Risk Factors

You should read carefully the “Risk Factors” beginning on page S-3 of this prospectus supplement and on page 3 of the accompanying prospectus as well as the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2017, which is incorporated by reference in the accompanying prospectus, before making a decision to invest in our common stock.

RISK FACTORS

An investment in our common stock involves various risks, including those set forth in the accompanying prospectus as well as those set forth in the risk factors incorporated by reference in the accompanying prospectus from our Annual Report on Form 10-K for the year ended December 31, 2017, and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K and all other information contained or incorporated by reference in the accompanying prospectus, as updated by our subsequent filings under the Exchange Act prior to the completion of this offering. You should carefully consider these risk factors, together with the information incorporated by reference in the accompanying prospectus, before making an investment in shares of our common stock. These risks are not the only ones we face. Additional risks not presently known to us or that we currently deem immaterial may also adversely affect our business operations.

USE OF PROCEEDS

We intend to contribute the net proceeds from this offering to our operating partnership, which subsequently intends to use the net proceeds from any sale of shares of our common stock in this offering for general corporate purposes, which may include the acquisition, development, redevelopment or improvement of properties; full or partial repayment of debt; capital expenditures; working capital; and other general corporate or business purposes. Pending the use of the net proceeds as described above, we may use the net proceeds to temporarily reduce borrowings under our unsecured revolving credit facility or invest the net proceeds in interest-bearing accounts and short-term, interest-bearing securities which are consistent with our intention to qualify as a REIT.

Certain of the managers and/or their affiliates are lenders and/or agents under our $400 million senior unsecured revolving credit facility and certain of the managers and/or their affiliates are lenders and/or agents under our $100 million senior unsecured term loan facility. To the extent we use the net proceeds of this offering to reduce existing or future indebtedness under either our senior unsecured revolving credit facility or our senior unsecured term loan facility, these managers or affiliates would receive their pro rata portion of any amount that is repaid under the senior unsecured revolving credit facility or our senior unsecured term loan facility, as applicable, with the proceeds of this offering.  See “Plan of Distribution.”

PLAN OF DISTRIBUTION

We have entered into separate equity distribution agreements with each of Citigroup Global Markets Inc., BTIG, LLC, Jefferies LLC, Raymond James & Associates, Inc., RBC Capital Markets, LLC and SunTrust Robinson Humphrey, Inc., as sales agents, under which we are permitted to offer and sell shares of our common stock having an aggregate offering price of up to $100,000,000 from time to time through, at our discretion, any of our managers. Prior to the date of this prospectus supplement, we have offered and sold shares of our common stock having an aggregate gross sales price of $41,393,057.67 pursuant to the equity distribution agreements. As of the date of this prospectus supplement, shares of our common stock having an aggregate gross sales price of up to $58,606,942.33 remain available for offer and sale, from time to time, pursuant to the equity distribution agreements and this prospectus supplement and accompanying prospectus.

In the future, we may also enter into equity distribution agreements with additional managers. In the event that we enter into new equity distribution agreements, we will file a supplement to this prospectus supplement to reflect any such new equity distribution agreement. Sales of our common stock under this prospectus supplement, if any, will be made by means of ordinary brokers’ transactions through the facilities of the NYSE or otherwise or as may be agreed between us and the managers.  We will designate the maximum amount of common stock to be sold through the managers on a daily basis or otherwise as we and the managers agree and the minimum price per share at which such common stock may be sold. Subject to the terms and conditions of the equity distribution agreements, the managers will use their reasonable efforts consistent with their normal trading and sales practices to sell on our behalf all of the designated common stock. The managers will not engage in any prohibited stabilizing transactions with respect to our common stock. We may instruct the managers not to sell any common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or the managers may suspend the offering of common stock at any time and from time to time upon proper notice and subject to other conditions.

The applicable manager will provide to us written confirmation following the close of trading on the New York Stock Exchange each day in which shares of our common stock are sold under the applicable equity distribution agreement. Each confirmation will include the number of shares of common stock sold on that day, the gross sales proceeds and the net proceeds to us (after regulatory transaction fees, if any, but before other expenses). Sales of shares of our common stock as contemplated by this prospectus supplement will be settled through the facilities of The Depository Trust Company.

We will pay the managers commissions for their services in acting as manager in the sale of common stock. Each manager will be entitled to compensation that will not exceed, but may be lower than, 2.0% of the gross sales price per share of common stock sold through such manager under the applicable equity distribution agreement. We estimate that the total expenses for the offering, excluding compensation payable to the managers under the terms of the equity distribution agreements, will be approximately $200,000.

Settlement for sales of common stock will generally occur on the second business day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Under the terms of the equity distribution agreements, we also may sell shares of our common stock to one or more of the managers as principal for its own account at a price agreed upon at the time of sale. If we sell shares of our common stock to one or more of the managers as principal, we will enter into a separate terms agreement with such manager and we will describe such agreement in a separate prospectus supplement or pricing supplement.

We will report at least quarterly the number of shares of common stock sold through the managers under the equity distribution agreements and the net proceeds to us (before expenses) during the relevant quarter.

In connection with the sale of the common stock on our behalf, each of the managers may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the managers may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the managers against certain liabilities, including civil liabilities under the Securities Act.

The offering of common stock pursuant to any of the equity distribution agreements will terminate upon the earlier of (1) the sale of all common stock subject to the equity distribution agreements or (2) with respect to a particular equity distribution agreement, the termination of that equity distribution agreement by us and/or the applicable managers.

If we or any of the managers have reason to believe that our common stock is no longer an “actively-traded security” as defined under Rule 101(c)(l) of Regulation M under the Securities Exchange Act of 1934, as amended, that party will promptly notify the others and sales of common stock pursuant to the equity distribution agreements or any terms agreement will be suspended until in our collective judgment Rule 101(c)(1) or another exemptive provision has been satisfied.

Certain of the managers and/or their affiliates are lenders and/or agents under our $400 million senior unsecured revolving credit facility and certain of the managers and/or their affiliates are lenders and/or agents under our $100 million senior unsecured term loan facility. To the extent we use the net proceeds of this offering to reduce existing or future indebtedness under either our senior unsecured revolving credit facility or our senior unsecured term loan facility, these managers or affiliates would receive their pro rata portion of any amount that is repaid under the senior unsecured revolving credit facility or our senior unsecured term loan facility, as applicable, with the proceeds of this offering.

The managers and/or affiliates of each of the managers have, from time to time, performed, and may in the future perform, various financial advisory and commercial and investment banking services for us and our affiliates, for which they have received and in the future will receive customary compensation and expense reimbursement.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for us by Goodwin Procter LLP.  Skadden, Arps, Slate, Meagher & Flom LLP will act as legal counsel to the managers.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in the accompanying prospectus by reference to the Annual Report on Form 10-K of Easterly Government Properties, Inc. for the year ended December 31, 2017 and the audited historical financial statement of the Department of Veterans Affairs (VA) Ambulatory Care Center (VA – Loma Linda) included in exhibit 99.1 of Easterly Government Properties’ Current Report on Form 8-K/A dated July 28, 2017 have been so incorporated in reliance on the reports of  PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

EASTERLY GOVERNMENT PROPERTIES, INC.

Common Stock
Preferred Stock
Stock Purchase Contracts
Depositary Shares
Warrants

Easterly Government Properties, Inc. may offer to sell from time to time common stock, preferred stock, stock purchase contracts, and warrants.  Preferred stock purchase rights may be attached to shares of common stock of Easterly Government Properties, Inc. The preferred stock of Easterly Government Properties, Inc. may either be sold separately or represented by depositary shares and may be convertible into common stock or preferred stock of another series. Selling security holders may from time to time offer to sell common stock, preferred stock, stock purchase contracts, and warrants of Easterly Government Properties, Inc. under this prospectus.

The common stock, preferred stock, stock purchase contracts, depositary shares and warrants of Easterly Government Properties, Inc. may be offered separately or together, in multiple series, in amounts, at prices and on terms that will be set forth in one or more prospectus supplements to this prospectus.

This prospectus may also be used to offer shares of common stock to be issued to limited partners of Easterly Government Properties LP in exchange for common units of limited partnership interest (“common units”) in Easterly Government Properties LP or to cover the resale of securities by one or more selling security holders.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. Each time Easterly Government Properties, Inc. or selling security holders sells securities, a prospectus supplement will be provided that will contain specific information about the terms of any securities offered, the specific manner in which the securities will be offered and the identity of any selling security holders. The prospectus supplement will also contain information, where appropriate, about certain material United States federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement. The prospectus supplement may add to, update or change the information in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in our securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Easterly Government Properties, Inc. or selling security holders may offer the securities directly to investors, through agents designated from time to time by Easterly Government Properties, Inc. or to or through underwriters or dealers. If any agents, underwriters or dealers are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. For more detailed information, see “Plan of Distribution” on page 51. We will not receive any of the proceeds from the sale of securities by the selling security holders.

The common stock of Easterly Government Properties, Inc. is listed on the New York Stock Exchange, or the NYSE, under the symbol “DEA.” On March 15, 2018, the last reported sale price of our common stock on the NYSE was $19.84 per share.

Investing in our securities involves various risks. See “Risk Factors” beginning on page 3 as well as the risk factors contained in documents we file with the Securities and Exchange Commission and which are incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated March 16, 2018.

You should rely only on the information provided or incorporated by reference in this prospectus or any applicable prospectus supplement or any applicable free writing prospectus. If anyone provides you with different or additional information, you should not rely on it. We have not authorized anyone to provide you with different or additional information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which they relate, and this prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. You should not assume that the information appearing in this prospectus, any applicable prospectus supplement, any free writing prospectus or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

As used in this prospectus and the registration statement on Form S-3 of which this prospectus is a part, unless the context otherwise requires, the terms “we,” “us,” and “our” refer to Easterly Government Properties, Inc., a Maryland corporation, individually or together with its subsidiaries, including Easterly Government Properties LP, a Delaware limited partnership, and our predecessor, Easterly Partners, LLC and its consolidated subsidiaries, including certain private investment funds that contributed assets in our initial public offering. Easterly Government Properties LP is the entity through which Easterly Government Properties, Inc. conducts substantially all of its business and owns substantially all of its assets. In addition, we sometimes refer to Easterly Government Properties LP as “our operating partnership,” and Easterly Government Properties, Inc. as “our company.”

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PROSPECTUS SUMMARY

About this Prospectus

This prospectus is part of a “shelf” registration statement that we have filed under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, Easterly Government Properties, Inc. and/or selling security holders are registering an unspecified amount of common stock, preferred stock, stock purchase contracts, depositary shares and warrants, and may sell such securities, at any time and from time to time, in one or more offerings.

The exhibits to our registration statement and documents incorporated by reference contain the full text of certain contracts and other important documents that we have summarized in this prospectus or that we may summarize in an accompanying prospectus supplement. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we may offer, you should review the full text of these documents. This prospectus provides you with a general description of the offered securities. Each time we sell any of the offered securities we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the method and terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and the applicable prospectus supplement, together with any additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

About Easterly Government Properties, Inc.

Easterly Government Properties, Inc. is an internally managed real estate investment trust, or REIT, focused primarily on the acquisition, development and management of Class A commercial properties that are leased to U.S. Government agencies that serve essential functions. We generate substantially all of our revenue by leasing our properties to such agencies either directly or through the U.S. General Services Administration, or GSA. Our objective is to generate attractive risk-adjusted returns for our stockholders over the long term through dividends and capital appreciation.

As of December 31, 2017, we wholly owned 46 operating properties in the United States that are 100% leased, including 44 operating properties that are leased primarily to U.S. Government tenant agencies and two operating properties that are entirely leased to private tenants, encompassing approximately 3.7 million square feet in the aggregate. In addition, we wholly owned three properties under development that we expect will encompass approximately 0.3 million square feet upon completion. We focus on acquiring, developing and managing U.S. Government-leased properties that are essential to supporting the mission of the tenant agency and strive to be a partner of choice for the U.S. Government, working with the tenant agency to meet its needs and objectives.

We were incorporated in Maryland as a corporation on October 9, 2014 and did not have any meaningful operations until the completion of our initial public offering and related formation transactions on February 11, 2015. Our operating partnership holds substantially all of our assets and conducts substantially all of our business. We are the sole general partner of and own approximately 84.4% of the aggregate operating partnership units in our operating partnership. We believe that we have operated and have been organized in conformity with the requirements for qualification and taxation as a REIT for U.S federal income tax purposes commencing with our taxable year ended December 31, 2015.

Our principal executive offices are located at 2101 L Street NW, Suite 650 Washington, DC 20037, and our telephone number is 202-595-9500.

Ratios of Earnings to Combined Fixed Charges and Preferred Dividends/Distributions

The following table sets forth Easterly Government Properties, Inc.’s and our predecessor’s historical ratios of earnings to combined fixed charges and preferred dividends for the periods indicated:

	Easterly Government Properties, Inc.			The Predecessor(1)
	Year Ended December 31, 2017	Year Ended December 31, 2016	Period from February 11, 2015 to December 31, 2015	Period from January 1, 2015 to February 10, 2015	Year Ended December 31, 2014	Year Ended December 31, 2013
Ratio of Earnings to Combined Fixed Charges and Preferred Dividends	1.31	1.66	N/A(2)	-	-	-

(1)

Information presented for periods prior to February 11, 2015, the date of our initial public offering, relate solely to our “predecessor,” certain private investment funds that contributed assets in our initial public offering.  Pursuant to Accounting Standards Codification Topic 946 Financial Services—Investment Companies, or ASC 946, our predecessor used investment company accounting, in accordance with which, the investments of our predecessor that qualified as investment companies were reflected on our predecessor’s consolidated statements of assets, liabilities and capital at fair value as opposed to historical cost, less accumulated depreciation and impairments, if any. Debt was not shown on our predecessor’s consolidated statements of assets, liabilities and capital at fair value. In addition, our predecessor’s consolidated statements of operations did not reflect revenues and other income or operating and other expenses from operations underlying these investments. Instead, these statements of operations reflect the change in fair value of our predecessor’s investments, whether realized or unrealized. Given that our predecessor used specialized accounting applicable to investment companies, we believe that the information presented for periods prior to February 11, 2015 cannot be calculated and is not meaningful to an analysis of our operations.

(2)	For the period from February 11, 2015 to December 31, 2015, earnings, as defined, were insufficient to cover fixed charges and preferred dividends by $463,987.

Our ratios of earnings to combined fixed charges and preferred dividends were computed by dividing earnings by the sum of fixed charges and preferred dividends.  For the purpose of computing our ratio of earnings to combined fixed charges and preferred dividends, “earnings” is the amount resulting from adding: (a) pre-tax income from continuing operations; and (b) fixed charges. “Fixed charges” is the amount equal to the sum of: (i) interest expensed and capitalized; (ii) amortization of premiums and discounts related to indebtedness; and (iii) an estimate of the interest within rental expense (reasonably approximated as one third).

RISK FACTORS

Investing in our securities involves risks. Before purchasing the securities offered by this prospectus you should carefully consider the risks, uncertainties and additional information (i) set forth in our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are incorporated, or deemed to be incorporated, by reference into this prospectus, and in the other documents incorporated by reference in this prospectus that we file with the SEC after the date of this prospectus and which are deemed incorporated by reference in this prospectus and (ii) contained in any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” The risks and uncertainties in the documents incorporated by reference in this prospectus are those that we currently believe may materially affect our company. Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference into this prospectus, and any accompanying prospectus supplement, contain forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. We caution investors that any such forward-looking statements presented in this prospectus or any of the documents incorporated by reference, or which management may make orally or in writing from time to time, are based on beliefs and on assumptions made by, and information currently available to, management. When used, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “result,” “should,” “will” and similar expressions which do not relate solely to historical matters are intended to identify forward-looking statements. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected by the forward-looking statements. We caution you that, while forward-looking statements reflect our good faith beliefs when we make them, they are not guarantees of future performance and are impacted by actual events when they occur after we make such statements. Accordingly, investors should use caution in relying on forward-looking statements, which are based on results and trends at the time they are made, to anticipate future results or trends.

Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:

•

risks associated with our dependence on the U.S. Government and its agencies for substantially all of our revenues, including credit risk and risk that the U.S. Government reduces its spending on real estate or that it changes its preference away from leased properties;

•	risks associated with ownership and development of real estate;
•	decreased rental rates or increased vacancy rates;
•	loss of key personnel;
•	general volatility of the capital and credit markets and the market price of our common stock;
•	the risk we may lose one or more major tenants;
•	difficulties in completing and successfully integrating acquisitions;
•	failure of acquisitions or development projects to occur at anticipated levels or yield anticipated results;

•	risks associated with actual or threatened terrorist attacks;
•	intense competition in the real estate market that may limit our ability to attract or retain tenants or re-lease space;
•	insufficient amounts of insurance or exposure to events that are either uninsured or underinsured;
•	uncertainties and risks related to adverse weather conditions, natural disasters and climate change;
•	exposure to liability relating to environmental and health and safety matters;
•	limited ability to dispose of assets because of the relative illiquidity of real estate investments and the nature of our assets;
•	exposure to litigation or other claims;
•	risks associated with breaches of our data security;
•	risks associated with our indebtedness;
•	failure to refinance current or future indebtedness on favorable terms, or at all;
•	failure to meet the restrictive covenants and requirements in our existing and new debt agreements;
•	fluctuations in interest rates and increased costs to refinance or issue new debt;
•	risks associated with derivatives or hedging activity;
•	risks associated with mortgage debt or unsecured financing or the unavailability thereof, which could make it difficult to finance or refinance properties and could subject us to foreclosure; and
•

the other risk factors identified in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, including those described under the caption “Risk Factors,” and our other reports filed from time to time with the SEC and any prospectus supplement.

The risks included herein are not exhaustive, and you should be aware that there may be other factors that could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all risk factors, nor can we assess the impact of all risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Investors should also refer to the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that are incorporated herein by reference, including those filed in the future, and to other materials we may furnish to the public from time to time through Current Reports on Form 8-K or otherwise, for a discussion of risks and uncertainties that may cause actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements. We expressly disclaim any responsibility to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events, or otherwise, and you should not rely upon these forward-looking statements after the date of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov. In addition, we maintain a website that contains information about us at www.easterlyreit.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any other report or documents we file with or furnish to the SEC.

We have filed with the SEC a “shelf” registration statement on Form S-3 under the Securities Act relating to the securities that may be offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For more detail about us and any securities that may be offered by this prospectus, you may examine the registration statement on Form S-3 and the exhibits filed with it at the locations listed in the previous paragraph. Please be aware that statements in this prospectus referring to a contract or other document are summaries and you should refer to the exhibits that are part of the registration statement for a copy of the contract or document.

Incorporation of Certain Documents by Reference

The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. The SEC file number of Easterly Government Properties, Inc. is 001-36834.  We are incorporating by reference the documents listed below, which we have already filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Easterly Government Properties, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017, filed on March 1, 2018;
•	Easterly Government Properties, Inc.’s Current Report on Form 8-K/A, filed on July 28, 2017 and Current Report on Form 8-K/A, filed on March 16, 2018; and
•

the description of Easterly Government Properties, Inc.’s common stock contained in Easterly Government Properties, Inc.’s Registration Statement on Form 8-A, filed on February 3, 2015, including any amendments and reports filed for the purpose of updating such description.

All documents filed by Easterly Government Properties, Inc. with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or this registration statement has been withdrawn shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents. Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference in this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, by writing or telephoning us at the following:

Easterly Government Properties, Inc.

2101 L Street NW, Suite 650

Washington, D.C. 20037

Attention: Investor Relations
(202) 595-9500

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into the registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different or additional information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or the date of the applicable documents.

USE OF PROCEEDS

Easterly Government Properties, Inc. is required by the terms of the partnership agreement of Easterly Government Properties LP to contribute the net proceeds of any sale of common stock, preferred stock, stock purchase contracts, depository shares or warrants to Easterly Government Properties LP in exchange for securities of Easterly Government Properties LP with economic interests that are substantially similar to the securities issued by Easterly Government Properties, Inc.

Unless we provide otherwise in a supplement to this prospectus, following Easterly Government Properties, Inc.’s contribution of any net proceeds to Easterly Government Properties LP, we intend to use the net proceeds from our sale of the securities covered by this prospectus for one or more of the following:

•	the acquisition, development, redevelopment or improvement of properties;
•	full or partial repayment of debt;
•	capital expenditures;
•	working capital; and
•	other general corporate or business purposes.

Pending application of cash proceeds, we may use the net proceeds to temporarily reduce borrowings under our senior unsecured revolving credit facility or we will invest the net proceeds in interest-bearing accounts and short-term, interest-bearing securities which are consistent with our intention to qualify as a REIT for federal income tax purposes. Further details regarding the use of the net proceeds of a specific series or class of the securities will be set forth in the applicable prospectus supplement.

We will not receive any proceeds from the sale by any selling stockholder of any securities covered by this prospectus.

DESCRIPTION OF COMMON STOCK OF EASTERLY GOVERNMENT PROPERTIES, INC.

The following is a summary of the material terms of Easterly Government Properties, Inc. common stock. It may not contain all of the information that is important to you. You can access complete information by referring to our charter, bylaws and the relevant provisions of Maryland General Corporation Law, or MGCL. The charter and bylaws are incorporated by reference into this prospectus, and the following summary is qualified in its entirety by reference to such documents. References in this section to “we,” “our,” “us,” and “our company” refer to Easterly Government Properties, Inc.

General

Our charter provides that we may issue up to 200,000,000 shares of our common stock, par value $0.01 per share, referred to as our common stock, and up to 50,000,000 shares of preferred stock, par value $0.01 per share, referred to as preferred stock. Our charter authorizes our board of directors, without any action by our stockholders, to amend our charter to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of any class or series of our stock. As of March 16, 2018, there were 45,110,806 shares of our common stock outstanding, and no shares of preferred stock issued and outstanding.

Under Maryland law, our stockholders generally are not personally liable for our debts and obligations solely as a result of their status as stockholders.

Common Stock

All of the shares of our common stock, when issued, will be duly authorized, validly issued, fully paid and nonassessable and all of the shares of our common stock have equal rights as to earnings, assets, dividends and voting. Subject to the preferential rights of holders of any other class or series of our stock, holders of shares of our common stock are entitled to receive dividends and other distributions on such shares if, as and when authorized by our board of directors and declared by us out of assets legally available therefor. Shares of our common stock generally have no preemptive, appraisal, preferential exchange, conversion, sinking fund or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws, by contract or by the restrictions in our charter. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after payment of or adequate provision for all of our known debts and other liabilities and subject to any preferential rights of holders of preferred stock, if any preferred stock is outstanding at such time, and our charter restrictions on the transfer and ownership of our stock.

Except as may otherwise be specified in the terms of any class or series of our common stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as may be provided with respect to any other class or series of stock, the holders of shares of our common stock will possess the exclusive voting power. A plurality of votes cast in the election of directors is sufficient to elect a director and there is no cumulative voting in the election of our directors, which means that a majority of the outstanding shares of our common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any director. Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, consolidate, sell all or substantially all of its assets or engage in a statutory share exchange unless declared advisable by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of all of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides for approval of any of these matters by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on such matters, except that the provisions of our charter relating to the restrictions on ownership and transfer of shares of our stock and the vote required to amend these provisions may be amended only if such amendment is declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast not less than two-thirds of all of the votes entitled to be cast on the matter. In addition to the approval of mergers, consolidations or sales of all or substantially all of our assets by the affirmative vote of stockholders entitled to cast a majority of all votes entitled to be cast, the partnership agreement of our operating partnership also requires us to obtain partnership approval for any transfers of our interest in our operating partnership, a withdrawal as general partner of our operating partnership or consummation of a fundamental transaction, as such term is defined in the partnership agreement of our operating partnership.

Maryland law also permits a Maryland corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to an entity if all of the equity interests of the entity are owned, directly or indirectly, by the corporation. Because substantially all of our assets are held by our operating partnership or its subsidiaries, these subsidiaries may be able to merge or transfer all or substantially all of their assets without the approval of our stockholders, subject to any applicable contractual restrictions.

Power to Reclassify Our Unissued Shares of Stock

Our charter authorizes our board of directors to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of our common or preferred stock into one or more classes or series of preferred stock. Prior to the issuance of shares of each class or series, our board of directors is required by Maryland law and by our charter to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the terms, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption of each such class or series. As a result, our board of directors, without the approval of our stockholders, could authorize the issuance of shares of preferred stock that have priority over shares of our common stock with respect to dividends or other distributions or rights upon liquidation or with other terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change of control of our company that might involve a premium price for holders of our common stock or that our common stockholders otherwise believe to be in their best interests. As of the date hereof, no shares of preferred stock are outstanding and we have no present plans to issue any shares of preferred stock.

Power to Increase or Decrease Authorized Shares of Common Stock and Issue Additional Shares of Common and Preferred Stock

Our charter authorizes our board of directors to amend our charter to increase or decrease the number of authorized shares of stock, to issue additional authorized but unissued shares of our common or preferred stock and to classify or reclassify unissued shares of our common or preferred stock and thereafter to issue such classified or reclassified shares of stock. These charter provisions will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as the additional authorized shares of our stock, will be available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or market system on which our securities may be listed or traded. Although our board of directors does not currently intend to do so, it could authorize us to issue a class or series of stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for holders of our common stock or that our common stockholders otherwise believe to be in their best interests. See “Material Provisions of Maryland Law and Our Charter and Bylaws—Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws.”

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be a REIT has been made). Also, not more than 50% of the value of the outstanding shares of our stock (after taking into account certain options to acquire shares of stock) may be owned, directly or indirectly or through application of certain attribution rules by five or fewer “individuals” (as defined in the Code to include certain entities, such as private foundations) at any time during the last half of a taxable year (other than the first taxable year for which an election to be a REIT has been made), such test being referred to as the 5/50 test. In addition, if 50% or more of our stock is owned by persons owning 50% or more of another REIT, we could be treated as the successor of that REIT and our REIT status for a certain period would depend on that REIT qualifying as a REIT.

Our charter contains restrictions on the ownership and transfer of our stock that are intended to assist us in complying with the REIT ownership requirements and in continuing to qualify as a REIT and to prevent us from being treated as a successor of certain entities included in the fund structure of private investment funds that contributed assets in our initial public offering. The relevant sections of our charter provide that no person or entity may actually own or be deemed to own by virtue of the applicable constructive ownership provisions, more than 7.1% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of each class or series of our stock, or 7.1% in value of the aggregate of the outstanding shares of all classes and series of our stock, in each case excluding any shares of our stock that are not treated as outstanding for U.S. federal income tax purposes. Subject to the exceptions described below, our charter further prohibits any person or entity from actually or constructively owning shares in excess of these limits. We refer to each of these restrictions as an “ownership limit” and collectively as the “ownership limits.” A person or entity that would have acquired actual, beneficial or constructive ownership of our stock but for the application of the ownership limits or any of the other restrictions on ownership and transfer of our stock discussed below, and, if appropriate in the context, any person or entity that would have been the record owner of such shares, is referred to as a “prohibited owner.”

The applicable constructive ownership rules under the Code are complex and, for instance, may cause stock owned actually or constructively by a group of related individuals and/or entities to be treated as owned constructively by one individual or entity. As a result, the acquisition of less than 7.1% in value of our outstanding stock or less than 7.1% in the value or number of any class or series of our stock (or the acquisition of an interest in an entity that owns, actually or constructively, our stock) by an individual or entity could nevertheless cause that individual or entity, or another individual or entity, to own, constructively or beneficially, in excess of the ownership limits.

Our charter provides that our board of directors may, prospectively or retroactively, waive the ownership limit with respect to a particular stockholder. In granting such waiver, our board of directors may also require the stockholder receiving such waiver to make certain representations, warranties and covenants related to our ability to qualify as a REIT. As a condition of such waiver, our board of directors may require an opinion of counsel or Internal Revenue Service (“IRS”) ruling, in either case in form and substance satisfactory to our board of directors, in its sole and absolute discretion, in order to determine or ensure our status as a REIT and such representations and undertakings as are reasonably necessary to make the determinations above. Our board of directors may impose such conditions or restrictions as it deems appropriate in connection with such an exception. In connection with certain formation transactions we completed concurrently with our initial public offering, our board of directors granted waivers to Michael P. Ibe, U.S. Government Properties Income & Growth Fund, LP and U.S. Government Properties Income & Growth Fund II, LP to own approximately 21%, 22% and 28%, respectively, of our outstanding common stock in the aggregate. We do not expect that the issuance of these waivers will adversely affect our ability to qualify as a REIT. U.S. Government Properties Income & Growth Fund, LP and U.S. Government Properties Income & Growth Fund II, LP have since been liquidated and their waivers are no longer in effect.

Our charter further prohibits:

•	any person from owning shares of our stock to the extent such ownership would result in our failing to qualify as a REIT;
•

any person from transferring shares of our stock if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution); and

•

any person from owning shares of our stock to the extent such ownership would result in the beneficial owners of 50% or more of certain entities included in the fund structure of private investment funds that contributed assets in our initial public offering from owning 50% or more of our capital stock, applying certain attribution of ownership rules.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate the ownership limitation provisions or any of the other restrictions on ownership or transfer of our stock described above must give written notice immediately to us or, in the case of a proposed or attempted transaction, provide us at least 15 days’ prior written notice and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT.

The ownership limitation provisions and other restrictions on ownership and transfer of our stock described above will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT or that compliance with any such restriction or limitation is no longer required for REIT qualification.

Pursuant to our charter, if any purported transfer of our stock or any other event otherwise would result in any person violating the ownership restrictions in our charter, then that number of shares causing the violation (rounded up to the nearest whole share) will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us. The prohibited owner will have no rights in shares of our stock held by the trustee. The automatic transfer will be effective as of the close of business on the business day prior to the date of the purported transfer or other event that results in the transfer to the trust. Any dividend or other distribution paid to the prohibited owner, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary of the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or our failing to qualify as a REIT, then our charter provides that the transfer of shares resulting in such violation will be void. If any transfer of our stock would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution), then any such purported transfer will be automatically void and of no force or effect and the intended transferee will acquire no rights in the shares.

The trustee must sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limits or any of the other restrictions on ownership and transfer of our stock; provided that the right of the trustee to sell the shares will be subject to the rights of any person or entity to purchase such shares from the trust that we establish by an agreement entered into prior to the date the shares are transferred to the trust. Upon such sale, the trustee must distribute to the prohibited owner an amount equal to the lesser of: (a) the fair market value of such shares on the day of the transfer or other event that resulted in the transfer of such shares to the trust and (b) the sales proceeds (net of commissions and other expenses of sale) received by the trustee for the shares. The trustee may reduce the amount payable to the prohibited owner by the amount of any dividends or other distributions paid to the prohibited owner and owed by the prohibited owner before our discovery that the shares had been transferred to the trust and that is owed by the prohibited owner to the trustee. Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the charitable beneficiary, together with any dividends or other distributions thereon. In addition, if prior to discovery by us that shares of our stock have been transferred to the trust, such shares of stock are sold by a prohibited owner, then such shares shall be deemed to have been sold on behalf of the trust and, to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount shall be paid to the trustee upon demand. The prohibited owner has no rights in the shares held by the trustee.

The trustee will be designated by us and will be unaffiliated with us and with any prohibited owner. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the charitable beneficiary, all dividends and other distributions paid by us with respect to such shares and may also exercise all voting rights with respect to such shares for the exclusive benefit of the charitable beneficiary.

Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee shall have the authority, at the trustee’s sole discretion:

•	to rescind as void any vote cast by a prohibited owner prior to our discovery that the shares have been transferred to the trust; and
•	to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

If our board of directors determines in good faith that a proposed transfer or other event has taken place that would violate the restrictions on ownership and transfer of our stock set forth in our charter, our board of directors will take such action as it deems advisable in its sole discretion to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Following the end of each REIT taxable year, every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of the outstanding shares of any class or series of our stock, within 30 days after the end of each taxable year, must give written notice to us stating the name and address of such owner, the number of shares of each class and series of our stock that the owner beneficially owns and a description of the manner in which the shares are held. Each such owner also must provide us with any additional information that we request in order to determine the effect, if any, of the person’s actual or beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limitation provisions. In addition, any person or entity that is an actual owner, beneficial owner or constructive owner of shares of our stock and any person or entity (including the stockholder of record) who is holding shares of our stock for an actual owner, beneficial owner or constructive owner must, on request, disclose to us such information as we may request in good faith in order to determine our qualification as a REIT and comply with requirements of any taxing authority or governmental authority or to determine such compliance.

Any certificates representing shares of our stock will bear a legend referring to the restrictions on ownership and transfer of our stock described above.

These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our common stock that our stockholders believe to be in their best interest.

Listing

Our common stock is listed on the NYSE under the symbol “DEA.”

Transfer Agent and Registrar

The transfer agent and registrar for the shares of our common stock is American Stock Transfer & Trust Company, LLC.

DESCRIPTION OF PREFERRED STOCK OF EASTERLY GOVERNMENT PROPERTIES, INC.

The following description summarizes the terms of preferred stock we may offer. When we offer to sell a particular class or series of preferred stock, we will describe the specific terms of the class or series in a prospectus supplement. This description and the description contained in any prospectus supplement are not complete and are in all respects subject to and qualified entirely by reference to our charter, bylaws and the applicable provisions of the Maryland General Corporate Law, or MGCL. Any series of preferred stock we issue will be governed by our charter (as amended and in effect as of the date of such issuance).

Our board of directors may authorize the issuance of up to 50,000,000 shares of preferred stock from time to time, in one or more classes or series. Our charter authorizes our board of directors to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of preferred stock into other classes or series of stock. Prior to the issuance of shares of each class or series, our board of directors is required by the MGCL and our charter to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each such class or series. Thus, our board of directors could authorize the issuance of a class or series of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interests. In addition, our board of directors may afford the holders of any class or series of preferred stock, powers and rights, voting or otherwise, senior to the rights of holders of shares of our common stock.

The prospectus supplement relating to the class or series of preferred stock being offered thereby will describe the specific terms of such securities, including:

•	the designation and par value of the preferred stock;
•	the number of shares of preferred stock offered, the liquidation preference per share and the offering price of preferred stock;
•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;
•	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;
•	the provisions for a sinking fund, if any, for the preferred stock;
•	the provisions for redemption, if applicable, of the preferred stock;
•	preemptive rights, if any;
•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion;
•	price (or manner of calculation thereof) and conversion period;
•	any voting rights of the preferred stock;
•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon our liquidation, dissolution or winding up;

•

any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with such class or series of preferred stock as to dividend rights and rights upon our liquidation, dissolution or winding up;

•	in addition to those limitations described below, any other limitations on actual and constructive ownership and restrictions on transfer;
•	any listing of the shares of the preferred stock on any securities exchange; and
•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Additionally, the prospectus supplement relating to the class or series of preferred stock being offered thereby will describe any listing of such preferred stock on any securities exchange and will provide a discussion of any material United States federal income tax considerations applicable to such preferred stock.

Rank

Unless otherwise specified in the prospectus supplement relating to a particular class or series of preferred stock, the preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank:

•	senior to all classes or series of our common stock, and to all equity securities ranking junior to such preferred stock;
•	on a parity with all equity securities issued by us the terms of which specifically provide that such equity securities rank on a parity with the preferred stock; and
•	junior to all equity securities issued by us the terms of which specifically provide that such equity securities rank senior to the preferred stock.

Voting Rights

Holders of preferred stock generally will not have any voting rights, except as otherwise indicated in the applicable prospectus supplement.

Conversion Rights

The terms and conditions, if any, upon which shares of any class or series of preferred stock are convertible into our common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of common stock into which the preferred stock is convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred stock or at our option, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such preferred stock.

Restrictions on Ownership and Transfer

To assist us in complying with certain federal income tax requirements applicable to REITs, among other purposes, we have adopted certain restrictions relating to the ownership and transfer of our stock. The applicable prospectus supplement will specify any additional ownership limitations relating to any class or series of preferred stock.

Transfer Agent and Registrar

The registrar and transfer agent for a particular series of preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF STOCK PURCHASE CONTRACTS OF EASTERLY GOVERNMENT PROPERTIES, INC.

We may issue stock purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified number of shares of common stock, preferred stock or depositary shares at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of common stock, preferred stock or depositary shares. The consideration per share of common stock or preferred stock or per depositary share may be fixed at the time the stock purchase contracts are issued or may be determined by a specific reference to a formula set forth in the stock purchase contracts. The stock purchase contracts may provide for settlement by delivery by us or on our behalf of shares of the underlying security, or they may provide for settlement by reference or linkage to the value, performance or trading price of the underlying security. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of the underlying security or other property pursuant to the stock purchase contracts.

The securities related to the stock purchase contracts may be pledged to a collateral agent for our benefit pursuant to a pledge agreement to secure the obligations of holders of stock purchase contracts to purchase the underlying security or property under the related stock purchase contracts. The rights of holders of stock purchase contracts to the related pledged securities will be subject to our security interest therein created by the pledge agreement. No holder of stock purchase contracts will be permitted to withdraw the pledged securities related to such stock purchase contracts from the pledge arrangement.

DESCRIPTION OF DEPOSITARY SHARES OF EASTERLY GOVERNMENT PROPERTIES, INC.

This section outlines some of the provisions of a deposit agreement to govern any depositary shares, the depositary shares themselves and the depositary receipts. This information may not be complete in all respects and is qualified entirely by reference to the relevant deposit agreement and depositary receipts with respect to the depositary shares related to any particular series of preferred stock. The specific terms of any series of depositary shares will be described in the applicable prospectus supplement. If so described in the prospectus supplement, the terms of that series of depositary shares may differ from the general description of terms presented below.

Interest in a Fractional Share, or Multiple Shares, of Preferred Stock

We may, at our option, elect to offer depositary shares, each of which would represent an interest in a fractional share, or multiple shares, of our preferred stock instead of whole shares of preferred stock. If so, we will allow a depositary to issue to the public depositary shares, each of which will represent an interest in a fractional share, or multiple shares, of preferred stock as described in the prospectus supplement.

Deposit Agreement

The shares of the preferred stock underlying any depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company acting as depositary with respect to those shares of preferred stock. The prospectus supplement relating to a series of depositary shares will specify the name and address of the depositary. Under the deposit agreement, each owner of a depositary share will be entitled, in proportion of its interest in a fractional share, or multiple shares, of the preferred stock underlying that depositary share, to all the rights and preferences of that preferred stock, including dividend, voting, redemption, conversion, exchange and liquidation rights.

Depositary shares will be evidenced by one or more depositary receipts issued under the deposit agreement. We will distribute depositary receipts to those persons purchasing such depositary shares in accordance with the terms of the offering made by the related prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions in respect of the preferred stock underlying the depositary shares to each record depositary shareholder based on the number of the depositary shares owned by that holder on the relevant record date. The depositary will distribute only that amount which can be distributed without attributing to any depositary shareholders a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record depositary shareholders.

If there is a distribution other than in cash, the depositary will distribute property to the entitled record depositary shareholders, unless the depositary determines that it is not feasible to make that distribution. In that case the depositary may, with our approval, adopt the method it deems equitable and practicable for making that distribution, including any sale of property and the distribution of the net proceeds from this sale to the concerned holders.

Each deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the relevant series of preferred stock will be made available to depositary shareholders.

The amount distributed in all of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes and governmental charges.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the office of the depositary and upon payment of the charges provided in the deposit agreement and subject to the terms thereof, a holder of depositary receipts is entitled to have the depositary deliver to such holder the applicable number of shares of preferred stock underlying the depositary shares evidenced by the surrendered depositary receipts. There may be no market, however, for the underlying preferred stock and once the underlying preferred stock is withdrawn from the depositary, it may not be redeposited.

Redemption and Liquidation

The terms on which the depositary shares relating to the preferred stock of any series may be redeemed, and any amounts distributable upon our liquidation, dissolution or winding up, will be described in the applicable prospectus supplement.

Voting

Upon receiving notice of any meeting at which preferred stockholders of any series are entitled to vote, the depositary will mail the information contained in that notice to the record depositary shareholders relating to those series of preferred stock. Each depositary shareholder on the record date will be entitled to instruct the depositary on how to vote the shares of preferred stock underlying that holder’s depositary shares. The depositary will vote the shares of preferred stock underlying those depositary shares according to those instructions, and we will take reasonably necessary actions to enable the depositary to do so. If the depositary does not receive specific instructions from the depositary shareholders relating to that preferred stock, it will abstain from voting those shares of preferred stock, unless otherwise discussed in the applicable prospectus supplement.

Amendment and Termination of Deposit Agreement

We and the depositary may amend the depositary receipt form evidencing the depositary shares and the related deposit agreement. However, any amendment that significantly affects the rights of the depositary shareholders will not be effective unless holders of a majority of the outstanding depositary shares approve that amendment. No amendment, however, may impair the right of any depositary shareholder to receive any money or other property to which he or she may be entitled under the terms of the deposit agreement at the times and in the manner and amount provided for therein. We or the depositary may terminate a deposit agreement only if:

•	we redeemed or reacquired all outstanding depositary shares relating to the deposit agreement;
•	all outstanding depositary shares have been converted (if convertible) into shares of common stock or another series of preferred stock; or
•

there has been a final distribution in respect of the preferred stock of any series in connection with our liquidation, dissolution or winding up and such distribution has been made to the related depositary shareholders.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay all charges of each depositary in connection with the initial deposit and any redemption of the preferred stock. Depositary shareholders will be required to pay any other transfer and other taxes and governmental charges and any other charges expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

Each depositary will forward to the relevant depositary shareholders all our reports and communications that we are required to furnish to preferred stockholders of any series.

The deposit agreement will contain provisions relating to adjustments in the fraction of a share of preferred stock represented by a depositary share in the event of a change in par value, split-up, combination or other reclassification of the preferred stock or upon any recapitalization, merger or sale of substantially all of our assets.

Neither the depositary nor our company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under any deposit agreement, or subject to any liability under the deposit agreement to holders of depositary receipts other than for the relevant party’s gross negligence or willful misconduct. The obligations of our company and each depositary under any deposit agreement will be limited to performance in good faith of their duties under that agreement, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless they are provided with satisfactory indemnity. They may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, depositary shareholders or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

A depositary may resign at any time by issuing us a notice of resignation, and we may remove any depositary at any time by issuing it a notice of removal. Resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of appointment. That successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal.

DESCRIPTION OF WARRANTS OF EASTERLY GOVERNMENT PROPERTIES, INC.

We may issue warrants for the purchase of our common stock, preferred stock or depositary shares representing preferred stock by this prospectus. We may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement (each, a “warrant agreement”) to be entered into between us and a warrant agent specified therein. We will name any warrant agent in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. In the applicable prospectus supplement, we will describe the terms of the warrants and applicable warrant agreement, including, where applicable, the following:

•	the title of such warrants;
•	their aggregate number;
•	the price or prices at which we will issue them;
•	the designation, number and terms of the securities that can be purchased upon exercise of them;
•	the designation and terms of the other securities, if any, with which such warrants are issued and the number of such warrants issued with each such security;
•	the date, if any, on and after which they and the related securities, if any, will be separately transferable;
•	the price at which each share of securities that can be purchased upon exercise of such warrants may be purchased;
•	the date on which the right to exercise them shall commence and the date on which such right shall expire;
•	the minimum or maximum amount of such warrants which may be exercised at any one time;
•	information with respect to book-entry procedures, if any;
•	any anti-dilution protections;
•	a discussion of certain federal income tax considerations; and
•	any other material terms of such warrants, including terms, procedures, and limitations relating to the transferability, exchange, and exercise of such warrants.

GLOBAL SECURITIES

We may issue some or all of our securities of any series as global securities. We will register each global security in the name of a depositary identified in the applicable prospectus supplement. The global securities will be deposited with a depositary or nominee or custodian for the depositary and will bear a legend regarding restrictions on exchanges and registration of transfer as discussed below and any other matters to be provided pursuant to the applicable prospectus supplement.

As long as the depositary or its nominee is the registered holder of a global security, that person will be considered the sole owner and holder of the global security and the securities represented by it for all purposes under the securities and the applicable prospectus supplement. Except in limited circumstances, owners of a beneficial interest in a global security:

•	will not be entitled to have the global security or any securities represented by it registered in their names;
•	will not receive or be entitled to receive physical delivery of certificated securities in exchange for the global security; and
•	will not be considered to be the owners or holders of the global security or any securities represented by it for any purposes under the securities or the applicable prospectus supplement.

We will make all payments of principal and any premium and interest on a global security to the depositary or its nominee as the holder of the global security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Ownership of beneficial interests in a global security will be limited to institutions having accounts with the depositary or its nominee, called “participants” for purposes of this discussion, and to persons that hold beneficial interests through participants. When a global security is issued, the depositary will credit on its book-entry, registration and transfer system the principal amounts of securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:

•	the depositary, with respect to participants’ interests; or
•	any participant, with respect to interests of persons held by the participants on their behalf.

Payments by participants to owners of beneficial interests held through the participants will be the responsibility of the participants. The depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a global security. None of the following will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests:

•	us or our affiliates;
•	the trustee under any applicable prospectus supplement; or
•	any agent of any of the above.

MATERIAL PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS

The following description of the terms of our stock and of certain provisions of Maryland law is only a summary. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part and the following summary, to the extent it relates to those documents, is qualified in its entirety by reference to our charter and bylaws and the applicable provisions of Maryland law.

Number of Directors; Vacancies

Our charter provides that the number of directors will be set only by the board of directors in accordance with our bylaws. Our bylaws provide that a majority of our entire board of directors may at any time increase or decrease the number of directors. However, the number of directors may never be less than the minimum number required by the MGCL, which is one, nor, except as set forth in our charter and our bylaws, more than 15. Because our board of directors has the power to amend our bylaws, it could modify the bylaws to change that range.

Our bylaws provide that any and all vacancies on our board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any individual elected to fill such vacancy will serve until the next annual meeting of stockholders and until a successor is duly elected and qualifies.

Annual Elections

Each of our directors is elected by our stockholders to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Directors will be elected by a plurality of the votes cast at a meeting of stockholders at which a quorum is present. There is no cumulative voting in the election of directors.

Removal of Directors

Our charter provides that, subject to the rights, if any, of holders of any class or series of preferred stock to elect or remove one or more directors, a director may be removed only for cause, and then only by the affirmative vote of at least a majority of the votes entitled to be cast generally in the election of directors. “Cause” is defined in our charter to mean conviction of a director of a felony or a final judgment of a court of competent jurisdiction holding that a director caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty. This provision, when coupled with the exclusive power of our board of directors to fill vacancies on our board of directors, precludes stockholders from (1) removing incumbent directors except upon the affirmative vote of at least a majority of the votes entitled to be cast on the matter and for cause and (2) filling the vacancies created by such removal with their own nominees.

Calling of Special Meetings of Stockholders

Our bylaws provide that special meetings of stockholders may be called by our chairman of the board, our board of directors and certain of our officers. Additionally, our bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the stockholders requesting the meeting, a special meeting of stockholders to act on any matter that may properly be considered at a meeting of stockholders shall be called by the secretary of the corporation upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any interested stockholder, or an affiliate of such an interested stockholder, are prohibited for five years following the most recent date on which the interested stockholder became an interested stockholder. Maryland law defines an interested stockholder as:

•

any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock after the date on which the corporation had 100 or more beneficial owners of its stock; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question and after the date on which the corporation had 100 or more beneficial owners of its stock, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding voting stock of the corporation.

After such five-year period, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and
•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These supermajority approval requirements do not apply if, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. In addition, a person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. The board of directors may provide that its approval is subject to compliance with any terms and conditions determined by it.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a corporation’s board of directors prior to the time that the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution exempting any business combinations between us and any other person or entity from the business combination provisions of the MGCL and, consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between us and any person as described above. As a result, any person described above may be able to enter into business combinations with us that may not be in the best interest of our stockholders without compliance by our company with the supermajority vote requirements and other provisions of the statute.

Our bylaws provide that this resolution or any other resolution of our board of directors exempting any business combination from the business combination provisions of the MGCL may only be revoked, altered or amended, and our board of directors may only adopt any resolution inconsistent with any such resolution (including an amendment to that bylaw provision), with the affirmative vote of a majority of the votes cast on the matter by holders of outstanding shares of our common stock. However, we cannot assure you that our board of directors will not recommend to stockholders that the board of directors alter or repeal this resolution in the future. However, an alteration or repeal of the resolution described above will not have any effect on any business combinations that have been consummated or upon any agreements existing at the time of such modification or repeal.

Control Share Acquisitions

The MGCL provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights with respect to any control shares except to the extent approved at a special meeting of stockholders by the affirmative vote of at least two thirds of the votes entitled to be cast on the matter, excluding shares of stock of a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (a) a person who makes or proposes to make a control share acquisition; (b) an officer of the corporation; or (c) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock, which, if aggregated with all other such shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;
•	one-third or more but less than a majority; or
•	a majority or more of all voting power.

Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares acquired or to be acquired in the control share acquisition. If no request for a special meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights of control shares are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights, unless appraisal rights are eliminated under the charter. Our charter eliminates all appraisal rights of stockholders.

The control share acquisition statute does not apply to: (a) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (b) acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. This bylaw provision may be amended only with the affirmative vote of a majority of the votes cast on such an amendment by holders of outstanding shares of our common stock.

Appraisal Rights

The MGCL provides that stockholders may exercise appraisal rights unless appraisal rights are eliminated under a company’s charter. Our charter generally eliminates all appraisal rights of stockholders.

Subtitle 8

Under Subtitle 8 of Title 3 of the MGCL, a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three directors who are not officers or employees of the corporation, and who are not affiliated with a person who is seeking to acquire control of the corporation, may elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions:

•	a classified board requirement;
•	a two-thirds vote requirement for removing a director;
•	a requirement that the number of directors be fixed only by vote of the directors;
•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; or
•	a requirement for the calling of a special meeting of stockholders only at the written request of stockholders entitled to cast at least a majority of the votes entitled to be cast at the meeting.

We have elected in our charter to be subject to the provision of Subtitle 8 that provides that vacancies on our board of directors may be filled only by the remaining directors. We have not elected to be subject to any of the other provisions of Subtitle 8, including the provisions that would permit us to classify our board of directors or increase the vote required to remove a director without stockholder approval. Moreover, our charter provides that, without the affirmative vote of a majority of the votes cast on the matter by our stockholders entitled to vote generally in the election of directors, we may not elect to be subject to any of these additional provisions of Subtitle 8.

Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (a) require the affirmative vote of stockholders entitled to cast at least a majority of the votes entitled to be cast in the election of directors for the removal of any director from the board, which removal also requires cause, (b) vest in the board the exclusive power to fix the number of directorships, subject to limitations set forth in our charter and bylaws and (c) require, unless called by the chairman of our board of directors, chief executive officer, president or our board of directors, the request of stockholders entitled to cast not less than a majority of all votes entitled to be cast on a matter at such meeting to call a special meeting to consider and vote on any matter that may properly be considered at a meeting of stockholders. We have not elected to create a classified board.

Amendments to Our Charter and Bylaws

Other than amendments to certain provisions of our charter described below and amendments permitted to be made without stockholder approval under Maryland law or by a specific provision in our charter, our charter may be amended only if such amendment is declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. The provisions of our charter relating to the restrictions on ownership and transfer of shares of our stock, and relating to the vote required to amend such provisions, may be amended only if such amendment is declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast not less than two-thirds of all of the votes entitled to be cast on the matter. Our board of directors, without stockholder approval, has the power under our charter to amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we are authorized to issue, to authorize us to issue authorized but unissued shares of our common stock or preferred stock and to classify or reclassify any unissued shares of our common stock or preferred stock into one or more classes or series of stock and set the terms of such newly classified or reclassified shares.

Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws, except the following bylaw provisions, each of which may be amended only with the affirmative vote of a majority of the votes cast on such amendment by holders of outstanding shares of our common stock:

•	provisions opting out of the control share acquisition provisions of the MGCL;
•

provisions prohibiting our board of directors without the approval of a majority of the votes entitled to be the cast by holders of outstanding shares of our common stock, from revoking altering or amending any resolution, or adopting any resolution inconsistent with any previously adopted resolution of our board of directors, that exempts any business combination between us and any other person or entity from the business combination provisions of the MGCL;

•	provisions that require stockholder approval prior to adoption of any stockholder rights plan, except under limited circumstances; and
•	the provision that requires the affirmative vote of a majority of the votes cast for the aforementioned amendments.

Transactions Outside the Ordinary Course of Business

We generally may not merge with or into or consolidate with another company, sell all or substantially all of our assets or engage in a statutory share exchange or convert unless such transaction is declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.

In addition to the approval of mergers, consolidations or sales of all or substantially all of our assets by the affirmative vote of stockholders entitled to cast a majority of all votes entitled to be cast, the partnership agreement of our operating partnership also requires us to receive the approval of a majority of the outstanding common units, including units held by Easterly Government Properties, Inc., for Easterly Government Properties, Inc., to transfer or assign our interest in our operating partnership or to consummate any such fundamental transaction. If we do not receive the approval of holders of a majority of the outstanding common units, Easterly Government Properties, Inc. will not be permitted to complete the fundamental transaction even if stockholders of Easterly Government Properties, Inc. entitled to cast a majority of all votes approve any such fundamental transaction.

No Stockholder Rights Plan

We have no stockholder rights plan. Under our bylaws, we may not adopt a stockholder rights plan unless our stockholders approve in advance the adoption of a plan or, if adopted by our board of directors, the plan provides that it will expire unless ratified by the affirmative vote of the majority of the votes cast on the matter by stockholders within one year of adoption or extension.

Dissolution of Our Company

The voluntary dissolution of our company must be declared advisable by a majority of our entire board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.

Meetings of Stockholders

Under our bylaws, annual meetings of stockholders must be held each year at a date, time and place determined by our board of directors. Special meetings of stockholders may be called by the chairman of our board of directors, our chief executive officer, our president or our board of directors. Additionally, a special meeting of stockholders to act on any matter that may properly be considered at a meeting of stockholders must be called by our secretary upon the written request of stockholders entitled to cast not less than a majority of all of the votes entitled to be cast on the matter at such meeting who have requested the special meeting in accordance with the procedures specified in our bylaws and provided the information and certifications required by our bylaws. Only matters set forth in the notice of a special meeting of stockholders may be considered and acted upon at such a meeting.

Advance Notice of Director Nominations and New Business

Our bylaws provide that:

•

with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders at the annual meeting may be made only:

•	pursuant to our notice of the meeting;
•	by or at the direction of our board of directors; or
•

by a stockholder who was a stockholder of record both at the time of giving the notice required by our bylaws and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on such other business and who has complied with the advance notice procedures and provided the information and certifications required by the advance notice procedures set forth in our bylaws; and

•

with respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting of stockholders, and nominations of individuals for election to our board of directors may be made only:

•	by or at the direction of our board of directors; or
•

provided that the meeting has been called for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice procedures and provided the information and certifications required by the advance notice procedures set forth in our bylaws.

The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our board of directors the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of directors, to inform stockholders and make recommendations regarding the nominations or other proposals. The advance notice procedures also permit a more orderly procedure for conducting our stockholder meetings. Although our bylaws do not give our board of directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain actions, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.

Action by Stockholders

Our charter provides that stockholder action can be taken at an annual or special meeting of stockholders, or by written consent in lieu of a meeting only if such consent is approved unanimously. These provisions, combined with the requirements of our bylaws regarding advance notice of nominations and other business to be considered at a meeting of stockholders and the calling of a stockholder-requested special meeting of stockholders, may have the effect of delaying consideration of a stockholder proposal.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

The provisions of the MGCL, our charter and our bylaws described above including, among others, the restrictions on ownership and transfer of our stock, the exclusive power of our board of directors to fill vacancies on the board and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interests. Likewise, if our stockholders were to vote to opt-in to the provisions of Subtitle 8 of Title 3 of the MGCL providing for a classified board of directors or if our stockholders were to vote to amend our bylaws to opt-in to the business combination provisions of the MGCL or the control share acquisition provisions of the MGCL, these provisions of the MGCL could cause similar anti-takeover effects.

Exclusive Forum

Our bylaws contain a provision designating the Circuit Court for Baltimore City, Maryland (or, if that court does not have jurisdiction, the U.S. District Court for the District of Maryland, Baltimore Division) as the sole and exclusive forum for derivative claims brought on our behalf, claims against any of our directors, officers or other employees alleging a breach of duty owed to us or our stockholders, claims against us or any of our directors, officers or other employees arising pursuant to any provision of the MGCL or our charter or bylaws, claims against us or any of our directors, officers or other employees governed by the internal affairs doctrine, and any other claims brought by or on behalf of any stockholder of record or any beneficial owner of our common stock (either on his, her or its own behalf or on behalf of any series or class of shares of our stock or any group of our stockholders) against us or any of our directors, officers or other employees, unless we consent to an alternative forum. However, it is possible that a court could find our forum selection provision to be inapplicable or unenforceable.

Indemnification and Limitation of Directors’ and Officers’ Liability

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except to the extent that (a) it is proved that the person actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received; or (b) a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. Our charter contains a provision that eliminates such liability to the maximum extent permitted by Maryland law. The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity, or in the defense of any claim, issue or matter in the proceeding, against reasonable expenses incurred by the director or officer in connection with the proceeding, claim, issue or matter. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and:
•	was committed in bad faith; or
•	was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under the MGCL, a Maryland corporation may not, however, indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or if the director or officer was adjudged liable on the basis that personal benefit was improperly received. Notwithstanding the foregoing, unless limited by the charter (which our charter does not), a court of appropriate jurisdiction, upon application of a director or officer, may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or officer met the standards of conduct described above or has been adjudged liable on the basis that a personal benefit was improperly received, but such indemnification shall be limited to expenses.

In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer, without requiring a preliminary determination of the director’s or officer’s ultimate entitlement to indemnification, upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and
•

a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us to obligate our company and our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding, except in the case of certain judgments, penalties, and settlements for an accounting of profits from the purchase and sale of our securities, without requiring a preliminary determination of the director’s or officer’s ultimate entitlement to indemnification, to:

•	any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or
•

any individual who, while serving as our director or officer and at our request, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, REIT, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any officer, employee or agent of our company or a predecessor of our company.

We have entered into indemnification agreements with each of our executive officers and directors, whereby we agree to indemnify our executive officers and directors against all expenses and liabilities and pay or reimburse their reasonable expenses in advance of final disposition of a proceeding to the fullest extent permitted by Maryland law if they are made or threatened to be made a party to the proceeding by reason of their service to our company, subject to limited exceptions. The partnership agreement also provides that we, as general partner, and our affiliate limited partner, directors, officers, employees and agents are indemnified to the extent provided therein.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We have obtained an insurance policy under which our directors and executive officers will be insured, subject to the limits of the policy, against certain losses arising from claims made against such directors and officers by reason of any acts or omissions covered under such policy in their respective capacities as directors or officers, including certain liabilities under the Securities Act.

Corporate Opportunities

Our charter, to the maximum extent permitted from time to time by Maryland law, provides that our board of directors has the power to cause us to renounce any interest or expectancy that we have in, or any right to be offered an opportunity to participate in, any business opportunities that are from time to time presented to our directors, unless the business opportunity is expressly offered to such person in his or her capacity as a director.

REIT Qualification

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations relating to our qualification and taxation as a REIT and relating to the purchase, ownership and disposition of our shares of common stock and preferred stock. Because this is a summary that is intended to address only certain material U.S. federal income tax considerations relating to the ownership and disposition of our common stock and preferred stock generally applicable to holders, it may not contain all the information that may be important to you. As you review this discussion, you should keep in mind that:

•	the tax consequences to you may vary depending on your particular tax situation;
•

special rules that are not discussed below may apply to you if, for example, you are a broker-dealer, a trust, an estate, a regulated investment company, a REIT, a financial institution, an insurance company, a person who holds 10% or more (by vote or value) of our stock, a person holding their interest through a partnership or similar pass-through entity, a person subject to the alternative minimum tax provisions of the Code, a person holding our common stock or preferred stock as part of a “straddle,” “hedge,” “short sale,” “conversion transaction,” “synthetic security” or other integrated investment, a person who marks-to market our common stock or preferred stock, a U.S. expatriate, a U.S. stockholder (as defined below) whose functional currency is not the U.S. dollar or are otherwise subject to special tax treatment under the Code;

•	this summary does not address state, local or non-U.S. tax considerations;
•	this summary assumes that stockholders hold our common stock and preferred stock as a “capital asset” within the meaning of Section 1221 of the Code;
•	this summary does not address U.S. federal income tax considerations applicable to tax-exempt organizations and non-U.S. persons, except to the limited extent described below; and
•	this discussion is not intended to be, and should not be construed as, tax advice.

In addition, this summary does not address tax considerations relating to the purchase, ownership and disposition of purchase contracts, preferred stock represented by depository shares or warrants.  In the event we issue any such securities, the prospectus supplement will discuss the related tax considerations in greater detail.

You are urged both to review the following discussion and to consult with your own tax advisor to determine the effect of ownership and disposition of our common stock and preferred stock on your particular tax situation, including any state, local or non-U.S. tax consequences.

For purposes of this discussion, references to “we,” “us” or “our” and any similar terms, refer solely to Easterly Government Properties, Inc. and not our operating partnership.

The information in this section is based on the current Code, current, temporary and proposed Treasury Regulations, the legislative history of the Code, current administrative interpretations and practices of the IRS including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS except in the case of the taxpayer to whom a private letter ruling is addressed, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law, possibly with retroactive effect. Any change could apply retroactively. We have not obtained any rulings from the IRS concerning the tax treatment of the matters discussed below. Thus, it is possible that the IRS could challenge the statements in this discussion that do not bind the IRS or the courts, and that a court could agree with the IRS.

Classification and Taxation of Easterly Government Properties, Inc. as a REIT

We elected to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2015. A REIT generally is not subject to U.S. federal income tax on the income that it distributes to stockholders if it meets the applicable REIT distribution requirements and other requirements for qualification.

We believe that our ownership, form of organization and operations through the date hereof and our proposed ownership, organization and method of operations thereafter have enabled and will enable to us to qualify as a REIT beginning with our taxable year ended December 31, 2015.  We have received an opinion of our tax counsel, Goodwin Procter LLP, to the effect that (i) we have been organized in conformity with the requirements for qualification and taxation as a REIT, and (ii) our prior, current and proposed organization, ownership and method of operation as represented by management have allowed and will allow us to satisfy the requirements for qualification and taxation as a REIT commencing with our taxable year ended December 31, 2015. This opinion was based on representations made by us as to certain factual matters relating to our prior and intended and expected organization, ownership and method of operation, including a representation that our past, current and future ownership has not and will not cause us to be a successor of either of the Easterly Fund REITs. Goodwin Procter LLP has not verified those representations, and their opinion assumes that such representations and covenants are accurate and complete, that we have been owned, organized and operated and will continue to be owned and organized and will continue to operate in accordance with such representations and that we will take no action inconsistent with our status as a REIT. In addition, this opinion was based on the law existing and in effect as of its date. Our qualification and taxation as a REIT will depend on our ability to meet on a continuing basis, through actual operating results, asset composition, distribution levels, diversity of share ownership and various other qualification tests imposed under the Code discussed below. Goodwin Procter LLP has not reviewed and will not review our compliance with these tests on a continuing basis. Accordingly, the opinion of our tax counsel does not guarantee our ability to qualify as or remain qualified as a REIT, and no assurance can be given that we have satisfied and will satisfy such tests for our taxable year ended December 31, 2015 or for any subsequent period. Also, the opinion of Goodwin Procter LLP is not binding on the IRS, or any court, and could be subject to modification or withdrawal based on future legislative, judicial or administrative changes to U.S. federal income tax laws, any of which could be applied retroactively. Goodwin Procter LLP will have no obligation to advise us or the holders of our stock of any subsequent change in the matters addressed in its opinion, the factual representations or assumptions on which the conclusions in the opinion are based, or of any subsequent change in applicable law.

So long as we qualify for taxation as a REIT, we generally will be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal income tax on our net income that we distribute currently to our stockholders. This treatment substantially eliminates “double taxation” (that is, taxation at both the corporate and stockholder levels) that generally results from an investment in a corporation. However, even if we qualify for taxation as a REIT, we will be subject to federal income tax as follows:

•

We will be subject to regular U.S. federal corporate income tax on any undistributed “REIT taxable income.” REIT taxable income is the taxable income of the REIT subject to specified adjustments, including a deduction for dividends paid.

•

Under some circumstances, we may have been subject to the “alternative minimum tax” on our items of tax preference, including any deductions of net operating losses (although, under the recently enacted “Tax Cuts and Jobs Act” (the “TCJA”), the corporate alternative minimum tax has been repealed for taxable years beginning after December 31, 2017).

•

If we have net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business, or other nonqualifying income from foreclosure property, we will be subject to tax at the highest U.S. federal corporate income rate on this income.

•

If we have net income from “prohibited transactions” we will be subject to a 100% tax on this income. In general, prohibited transactions are sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property.

•

If we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a tax equal to the gross income attributable to the greater of either (1) the amount by which we fail the 75% gross income test for the taxable year or (2) the amount by which we fail the 95% gross income test for the taxable year, multiplied by a fraction intended to reflect our profitability.

•

If we fail to satisfy any of the REIT asset tests, as described below, other than a failure by a de minimis amount of the 5% or 10% assets tests, and we qualify for and satisfy certain cure provisions, then we will be required to pay a tax equal to the greater of $50,000 or the product of (x) the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests and (y) the highest U.S. federal income tax rate then applicable to corporations.

•

If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and that violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure.

•

If we fail to qualify for taxation as a REIT because we fail to distribute by the end of the relevant year any earnings and profits we inherit from a taxable C corporation during the year (e.g., by tax-free merger or tax-free liquidation), and the failure is not due to fraud with intent to evade tax, we generally may retain our REIT status by paying a special distribution, but we will be required to pay an interest charge on 50% of the amount of undistributed non-REIT earnings and profits.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in “—Requirements for Qualification as a REIT.”

•

We will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which federal income tax was paid, if we fail to distribute during each calendar year at least the sum of 85% of our REIT ordinary income for the year, 95% of our REIT capital gain net income for the year; and any undistributed taxable income from prior taxable years. We will be subject to a 100% penalty tax on some payments we receive or on certain other amounts (or on certain expenses deducted by our taxable REIT subsidiaries (“TRSs,” and each a “TRS”) if arrangements among us, our tenants and/or our TRSs are not comparable to similar arrangements among unrelated parties.

•

We may be subject to tax on gain recognized in a taxable disposition of assets acquired by way of a tax-free merger or other tax-free reorganization with a non-REIT corporation or a tax-free liquidation of a non-REIT corporation into us. Specifically, to the extent we acquire any asset from a C corporation in a carry-over basis transaction and we subsequently recognize gain on a disposition of such asset during a five-year period beginning on the date on which we acquired the asset, then, to the extent of any “built-in gain,” such gain will be subject to U.S. federal income tax at the highest regular corporate tax rate, which is currently 21%. Built-in gain means the excess of (i) the fair market value of the asset as of the beginning of the applicable recognition period over (ii) our adjusted basis in such asset as of the beginning of such recognition period. See “—Tax on Built-in Gains of Former C Corporation Assets.”

•

We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would: (1) include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, (2) be deemed to have paid its proportionate share of the tax that we paid on such gain and (3) be allowed a credit for its proportionate share of the tax deemed to have been paid, with an adjustment made to increase the stockholders’ basis in our stock by the difference between (i) the amount of capital gain included in income and (ii) the amount of tax deemed paid by the stockholder.

•

We may have subsidiaries or own interests in other lower-tier entities that are C corporations that will elect, jointly with us, to be treated as our TRSs, the earnings of which would be subject to U.S. federal corporate income tax.

No assurance can be given that the amount of any such U.S. federal income taxes will not be substantial. In addition, we and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state, local and foreign income, franchise, property and other taxes on assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

We elected to be taxed as a REIT under the Code effective with our taxable year ended December 31, 2015. In order to have so qualified, we must have met and continue to meet the requirements discussed below, relating to our organization, ownership, sources of income, nature of assets and distributions of income to stockholders, beginning with our taxable year ended December 31, 2015, unless otherwise noted.

The Code defines a REIT as a corporation, trust, or association:

(1)	that is managed by one or more trustees or directors;
(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;
(3)	that would be taxable as a domestic corporation, but for its election to be subject to tax as a REIT under Sections 856 through 860 of the Code;
(4)	that is neither a financial institution nor an insurance company subject to applicable provisions of the Code;
(5)	the beneficial ownership of which is held by 100 or more persons;
(6)

during the last half of each taxable year not more than 50% in value of the outstanding shares of which is owned directly or indirectly by five or fewer “individuals,” as defined in the Code to include specified entities;

(7)

that makes an election to be taxable as a REIT, or has made this election for a previous taxable year, which has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

(8)	that uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the Code and regulations promulgated thereunder; and
(9)	that meets other applicable tests, described below, regarding the nature of its income and assets and the amount of its distributions.

Conditions (1), (2), (3) and (4) above must be met during the entire taxable year and condition (5) above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) need not be satisfied during a corporation’s initial tax year as a REIT (which, in our case, was our taxable year ended December 31, 2015). For purposes of determining stock ownership under condition (6) above, a supplemental unemployment compensation benefits plan, a private foundation and a portion of a trust permanently set aside or used exclusively for charitable purposes generally are each considered an individual. A trust that is a qualified trust under Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust are treated as holding shares of a REIT in proportion to their actuarial interests in the trust for purposes of condition (6) above. A successful challenge to our valuation determination could jeopardize our ability to comply with condition (6) above. For purposes of its opinion, Goodwin Procter LLP is relying on our determinations of relative values of our shares.

We believe that we have sufficient diversity of ownership to allow us to satisfy conditions (5) and (6) above. In addition, our charter provides restrictions regarding the transfer of shares of our capital stock that are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above. These restrictions, however, may not ensure that we will be able to satisfy these share ownership requirements.

To monitor its compliance with condition (6) above, a REIT is required to send annual letters to its stockholders requesting information regarding the actual ownership of its shares. If we comply with the annual letters requirement and we do not know or, exercising reasonable diligence, would not have known of our failure to meet condition (6) above, then we will be treated as having met condition (6) above.

We have complied with condition (7) above by making our REIT election as part of our U.S. federal income tax return for our taxable year ended December 31, 2015.  Our ability to elect REIT status could be delayed for up to four taxable years if we are determined to have become a “successor” to another REIT whose REIT election has been terminated. We generally intend to avoid successor status with respect to any other REITs, including any REITS that form part of the Easterly Funds, so that any infirmities with respect to any such other REIT’s qualification do not impact our ability to elect REIT status. In furtherance of that objective, our charter prohibits ownership of our capital stock by direct or indirect owners of the Easterly Fund REITs to the extent that ownership would cause us to be a successor of an Easterly Fund REIT, and we monitor and enforce that provision to the extent practicable.

For purposes of condition (8) above, we will use a calendar year for U.S. federal income tax purposes, and we intend to comply with the applicable recordkeeping requirements.

Prior to our initial public offering, we elected to be treated as a “subchapter S” corporation for U.S. federal income tax purposes. In connection with the closing of our formation transactions, we terminated our subchapter S status and thereby closed that taxable year, so that our first REIT taxable year began substantially concurrently with the consummation of the formation transactions.

Non-REIT Accumulated Earnings and Profits

As a REIT, we may not have any undistributed non-REIT earnings and profits at the end of any taxable year, including our first REIT taxable year ended December 31, 2015. Although we do not currently expect to have any non-REIT earnings and profits, if it is subsequently determined that we had undistributed non-REIT earnings and profits as of the end of our first taxable year as a REIT or at the end of any subsequent taxable year, we could fail to qualify as a REIT.

Taxable REIT Subsidiaries

Our TRS is a corporation in which we directly or indirectly own stock and that jointly with us elects to be treated as our TRS under Section 856(l) of the Code. In addition, if our TRS owns, directly or indirectly, securities representing more than 35% of the vote or value of a subsidiary corporation, that subsidiary will also be treated as our TRS. A TRS is subject to U.S. federal income tax and state and local income tax, where applicable, as a regular C corporation.

Generally, a TRS can perform impermissible tenant services without causing us to receive impermissible tenant services income from those services under the REIT income tests. A TRS may also engage in other activities that, if conducted by us other than through a TRS, could result in the receipt of non-qualified income or the ownership of non-qualified assets. However, several provisions regarding the arrangements between a REIT and its TRSs ensure that a TRS will be subject to an appropriate level of U.S. federal income taxation. For example, we will be obligated to pay a 100% penalty tax on some payments that we receive or certain other amounts or on certain expenses deducted by the TRS if the economic arrangements among us, our tenants and/or the TRS are not comparable to similar arrangements among unrelated parties.

We own and may continue to own interests in one or more TRSs that may perform certain services for our tenants (including in particular construction management services and certain other non-customary services we have identified), receive management fee income and/or hold interests in joint ventures and private equity real estate funds that might hold assets or generate income that could cause us to fail the REIT income or asset tests or subject us to the 100% tax on prohibited transactions. Our TRSs may incur significant amounts of U.S. federal, state and local income taxes.

Although we do not expect any non-U.S. TRSs (or other non-U.S. subsidiaries) to incur significant U.S. income taxes, any such non-U.S. entities may incur significant non-U.S. taxes.

Subsidiary REITs

If any REIT in which we acquire an interest fails to qualify for taxation as a REIT in any taxable year, that failure could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation that is not a REIT or a TRS, as further described below.

Ownership of Partnership Interests and Disregarded Subsidiaries by a REIT

A REIT that is a partner in a partnership (or a member of a limited liability company or other entity that is treated as a partnership for U.S. federal income tax purposes) will be deemed to own its proportionate share of the assets of the partnership and will be deemed to earn its proportionate share of the partnership’s income. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests applicable to REITs, as described below. Thus, our proportionate share of the assets and items of income of our operating partnership, including our operating partnership’s share of the assets, liabilities and items of income of any subsidiary partnership (or other entity treated as a partnership for U.S. federal income tax purposes) in which our operating partnership holds an interest, will be treated as our assets, liabilities and items of income for purposes of applying the REIT income and asset tests. As a result, to the extent that our operating partnership holds interests in partnerships that it does not control, our operating partnership may need to hold such interests through TRSs.

If a REIT owns a corporate subsidiary (including an entity that is treated as an association taxable as a corporation for U.S. federal income tax purposes) that is a “qualified REIT subsidiary,” the separate existence of that subsidiary is disregarded for U.S. federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a TRS, all of the capital stock of which is owned by the REIT (either directly or through other disregarded subsidiaries). For U.S. federal income tax purposes, all assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. Our qualified REIT subsidiaries will not be subject to U.S. federal income taxation, but may be subject to state and local taxation in some states. Certain other entities also may be treated as disregarded entities for U.S. federal income tax purposes, generally including any domestic unincorporated entity that would be treated as a partnership if it had more than one owner. For U.S. federal income tax purposes, all assets, liabilities and items of income, deduction and credit of any such disregarded entity will be treated as assets, liabilities and items of income, deduction and credit of the owner of the disregarded entity.

Income Tests Applicable to REITs

To qualify as a REIT, we must satisfy two gross income tests annually. First, at least 75% of our gross income, excluding gross income from prohibited transactions and certain other income and gains described below, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property, including “rents from real property,” gains on the disposition of real estate assets other than certain debt instruments of publicly offered REITs and personal property treated as real estate assets, as discussed below, dividends paid by another REIT and interest on obligations secured by mortgages on real property or on interests in real property, or from some types of temporary investments.  Interest and gain on debt instruments issued by publicly offered REITs that are not secured by mortgages on real property or interests in real property are not qualifying income for the 75% test.  Second, at least 95% of our gross income for each taxable year, excluding gross income from prohibited transactions and certain other income and gains described below, must be derived from any combination of income qualifying under the 75% test and dividends, interest and gain from the sale or disposition of stock or securities.

Rents we receive will qualify as rents from real property in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents received from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS and either (i) at least 90% of the leased space of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space, or (ii) the property leased is a “qualified lodging facility,” as defined in Section 856(d)(9)(D) of the Code, or a “qualified health care property,” as defined in Section 856(e)(6)(D)(i), and certain other conditions are satisfied. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

Generally, for rents to qualify as rents from real property for the purpose of satisfying the gross income tests, we may provide directly only an insignificant amount of services, unless those services are “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” Accordingly, we may not provide “impermissible services” to tenants (except through an independent contractor from whom we derive no revenue and that meets other requirements or through a TRS) without giving rise to “impermissible tenant service income.” Impermissible tenant service income is deemed to be at least 150% of the direct cost to us of providing the service. If the impermissible tenant service income exceeds 1% of our total income from a property, then all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant service income from a property does not exceed 1% of our total income from the property, the services will not disqualify any other income from the property that qualifies as rents from real property, but the impermissible tenant service income will not qualify as rents from real property.

We have earned and expect to continue to earn fees from certain construction management services we will provide to our tenants and other third parties. Gross income from such services generally may only constitute qualifying income for purposes of the 75% and 95% gross income tests to the extent that it is attributable to construction services provided to our tenants in connection with the entering into or renewal of a lease and certain other requirements are satisfied. Construction management services provided to our tenants other than in such circumstances might constitute non-customary services. As a result, to the extent that we provide construction management services to third parties or to tenants other than in connection with the entering into or renewal of a lease, we have provided and intend to continue to provide such services through a TRS, which will be subject to full corporate tax with respect to such income.

We have not derived, and do not anticipate deriving, rents based in whole or in part on the income or profits of any person, rents from related party tenants and/or rents attributable to personal property leased in connection with real property that exceeds 15% of the total rents from that property in sufficient amounts to jeopardize our status as REIT. We also have not derived, and do not anticipate deriving, impermissible tenant service income that exceeds 1% of our total income from any property if the treatment of the rents from such property as nonqualifying rents would jeopardize our status as a REIT. Our operating partnership and its subsidiaries may receive other amounts of nonqualifying income, such as management fees, but we intend to structure our interests in those sources of nonqualifying income as needed to preserve our REIT status, such as by conducting management activities that might earn excessive amounts of management fees though a TRS.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Code. These relief provisions generally will be available if our failure to meet the tests is due to reasonable cause and not due to willful neglect, we attach a schedule of the sources of our income to our federal income tax return and otherwise comply with the applicable Treasury Regulations. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally incur unexpectedly exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will fail to qualify as a REIT. Even if these relief provisions apply, a tax would be imposed based on the amount of nonqualifying income.

Asset Tests Applicable to REITs

At the close of each quarter of our taxable year, we must satisfy five tests relating to the nature of our assets:

(1)

at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and U.S. Government securities. Real estate assets include interests in real property (such as land, buildings, leasehold interest in real property and, for taxable years beginning on or after January 1, 2016, personal property leased with real property if the rents attributable to the personal property would be rents from real property under the income tests discussed above), interests in mortgages on real property or on interests in real property, shares in other qualifying REITs, and stock or debt instruments held for less than one year purchased with the proceeds from an offering of shares of our stock or certain debt and, for tax years beginning on or after January 1, 2016, debt instruments issued by publicly offered REITs;

(2)	not more than 25% of the value of our total assets may be represented by securities other than those in the 75% asset class;

(3)

except for equity investments in REITs, qualified REIT subsidiaries, other securities that qualify as “real estate assets” for purposes of the test described in clause (1) or securities of our TRSs, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets; we may not own more than 10% of any one issuer’s outstanding voting securities; and we may not own more than 10% of the value of the outstanding securities of any one issuer;

(4)

not more than 25% (for taxable years beginning before January 1, 2018) or 20% (for taxable years beginning on or after January 1, 2018) of the value of our total assets may be represented by securities of one or more TRSs; and

(5)	not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs that are not secured by mortgages on real property or interests in real property.

Securities for purposes of the asset tests may include debt securities that are not fully secured by a mortgage on real property (or treated as such). However, the 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code, including, but not limited to, any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (a) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test to securities issued by the partnership; (b) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (c) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership. In general, straight debt is defined as a written, unconditional promise to pay on demand or at a specific date a fixed principal amount, and the interest rate and payment dates on the debt must not be contingent on profits or the discretion of the debtor. In addition, straight debt may not contain a convertibility feature.

We believe that our assets comply with the above asset tests and that we can operate so that we can continue to comply with those tests. However, our ability to satisfy these asset tests depends upon our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination and for which we will not obtain independent appraisals. For example, we may hold significant assets through our TRSs or hold significant non-real estate assets (such as certain goodwill), and we cannot provide any assurance that the IRS might not disagree with our determinations.

After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT if we fail to satisfy the 25%, 20% and 5% asset tests and the 10% value limitation at the end of a later quarter solely by reason of changes in the relative values of our assets (including changes in relative values as a result of fluctuations in foreign currency exchange rates). If the failure to satisfy the 25%, 20% or 5% asset tests or the 10% value limitation results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take any available actions within 30 days after the close of any quarter as may be required to cure any noncompliance with the 25%, 20% or 5% asset tests or 10% value limitation. If we fail the 5% asset test or the 10% asset test at the end of any quarter, and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets or otherwise satisfy the requirements of such asset tests within six months after the last day of the quarter in which our identification of the failure to satisfy those asset tests occurred to cure the violation, provided that the non-permitted assets do not exceed the lesser of 1% of the total value of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests, or our failure of the 5% and 10% asset tests is in excess of this amount, as long as the failure was due to reasonable cause and not willful neglect and, following our identification of the failure, we filed a schedule in accordance with the Treasury Regulations describing each asset that caused the failure, we are permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps to satisfy the requirements of the applicable asset test within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred, including the disposition of sufficient assets to meet the asset tests and paying a tax equal to the greater of $50,000 or the product of (x) the net income generated by the nonqualifying assets during the period in which we failed to satisfy the relevant asset test and (y) the highest U.S. federal income tax rate then applicable to U.S. corporations.

Annual Distribution Requirements Applicable to REITs

To qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders each year in an amount at least equal to (1) the sum of (a) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain and (b) 90% of the net income, after tax, from foreclosure property, minus (2) the sum of certain specified items of noncash income. For purposes of the distribution requirements, any built-in gain (net of the applicable tax) we recognize during the applicable recognition period that existed on an asset at the time we acquired it from a C corporation in a carry-over basis transaction will be included in our REIT taxable income. See “—Tax on Built-in Gains of Former C Corporation Assets” for a discussion of the possible recognition of built-in gain. These distributions must be paid either in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the prior year and if paid with or before the first regular dividend payment date after the declaration is made. In addition, any dividend that we declare in October, November or December of any calendar year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, if such dividend is actually paid during January of the following calendar year.

To the extent that we do not distribute (and are not deemed to have distributed) all of our net capital gain or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to regular U.S. federal corporate income tax on these retained amounts.

We will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which U.S. federal income tax was paid, if we fail to distribute during each calendar year at least the sum of:

(1)	85% of our REIT ordinary income for the year;
(2)	95% of our REIT capital gain net income for the year; and
(3)	any undistributed taxable income from prior taxable years.

A REIT may elect to retain rather than distribute all or a portion of its net capital gains and pay the tax on the gains. In that case, a REIT may elect to have its stockholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by the REIT. For purposes of the 4% excise tax described above, any retained amounts would be treated as having been distributed.

We believe we have made and intend to continue to make timely distributions sufficient to satisfy the annual distribution requirements.

We anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the 90% distribution requirement and to distribute such greater amount as may be necessary to avoid U.S. federal income and excise taxes. It is possible, however, that, from time to time, we may not have sufficient cash or other liquid assets to fund required distributions as a result, for example, of differences in timing between our cash flow, the receipt of income for GAAP purposes and the recognition of income for U.S. federal income tax purposes, the effect of non-deductible capital expenditures, limitations on interest or net operating loss deductibility, the creation of reserves, payment of required debt service or amortization payments, or the need to make additional investments in qualifying real estate assets. The insufficiency of our cash flow to cover our distribution requirements could require us to (1) sell assets in adverse market conditions, (2) borrow on unfavorable terms, (3) distribute amounts that would otherwise be invested in future acquisitions or capital expenditures or used for the repayment of debt, (4) pay dividends in the form of taxable stock dividends or (5) use cash reserves, in order to comply with the REIT distribution requirements. Under some circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying dividends to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. We will refer to such dividends as “deficiency dividends.” Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. We will, however, be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

Tax on Built-in Gains of Former C Corporation Assets

If a REIT acquires an asset from a C corporation in a transaction in which the REIT’s basis in the asset is determined by reference to the basis of the asset in the hands of the C corporation (e.g., a tax-free reorganization under Section 368(a) of the Code), the REIT may be subject to an entity-level tax upon a taxable disposition during a 5-year period following the acquisition date. The amount of the tax is determined by applying the highest regular corporate tax rate, which is currently 21%, to the lesser of (i) the excess, if any, of the asset’s fair market value over the REIT’s basis in the asset on the acquisition date, or (ii) the gain recognized by the REIT in the disposition. The amount described in clause (i) is referred to as “built-in gain.” We do not believe we have acquired and do not currently expect to acquire assets the disposition of which would be subject to the built-in gains tax but are not foreclosed from doing so in the future.

Prohibited Transactions

Net income derived from prohibited transactions is subject to a 100% tax. The term “prohibited transactions” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the specific facts and circumstances. The Code provides a safe harbor pursuant to which sales of properties held for at least two years and meeting certain additional requirements will not be treated as prohibited transactions, but compliance with the safe harbor may not always be practical. We have conducted and intend to continue to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held as inventory or for sale to customers and that a sale of any such asset will not be treated as having been in the ordinary course of our business. We intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of owning and operating properties and to make sales of properties that are consistent with our investment objectives, however, no assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held for sale to customers, or that the safe-harbor provisions will apply. The 100% tax will not apply to gains from the sale of property held through a TRS or other taxable corporation, although such income will be subject to regular U.S. federal corporate income tax. The potential application of the prohibited transactions tax could cause us to forego potential dispositions of other property or to forego other opportunities that might otherwise be attractive to us (such as developing property for sale), or to undertake such dispositions or other opportunities through a TRS, which would generally result in corporate income taxes being incurred.

Foreclosure Property

Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was made, entered into or acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes an election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property is held primarily for sale to customers in the ordinary course of a trade or business.

Hedging Transactions and Foreign Currency Gains

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury Regulations, any income from a hedging transaction (1) made in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred by us to acquire or own real estate assets, (2) entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests (or any property that generates such income or gain), or, (3) for taxable years beginning after December 31, 2015, that hedges against transactions described in clause (i) or (ii) and is entered into in connection with the extinguishment of debt or sale of property that is being hedged against by the transaction described in clause (i) or (ii), and which complies with certain identification requirements, including gain from the disposition or termination of such a transaction, will not constitute gross income for purposes of the 95% gross income test and the 75% gross income test. To the extent we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our ability to qualify as a REIT.

In addition, certain foreign currency gains may be excluded from gross income for purposes of one or both of the REIT gross income tests, provided we do not deal in or engage in substantial and regular trading in securities.

Investments in Loans

Except as provided below, in cases where a mortgage loan is secured by both real property and other property, if the outstanding principal balance of a mortgage loan during the year exceeds the value of the real property securing the loan at the time we committed to acquire the loan, which may be the case, for instance, if we acquire a “distressed” mortgage loan, including with a view to acquiring the collateral, a portion of the interest accrued during the year will not be qualifying income for purposes of the 75% gross income test applicable to REITs and a portion of such loan will not be a qualifying real estate asset. Furthermore, we may be required to retest modified loans that we hold to determine if the modified loan is adequately secured by real property as of the modification date. If the IRS were to assert successfully that any mortgage loans we hold were not properly secured by real estate or that the value of the real estate collateral (at the time of commitment or retesting) was otherwise less than the amount of the loan, we could, as mentioned, earn income that is not qualifying for the 75% income test and also be treated as holding a non-real estate investment in whole or part, which could result in our failure to qualify as a REIT.  Notwithstanding the foregoing, for taxable years beginning after December 31, 2015, a mortgage loan secured by both real property and personal property shall be treated as a wholly qualifying real estate asset and all interest shall be qualifying income for purposes of the 75% income test if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, even if the real property collateral value is less than the outstanding principal balance of the loan.

While we do not currently expect to originate or acquire mortgage or mezzanine loans, we are not prohibited from doing so. The IRS has provided a safe harbor with respect to the treatment of a mezzanine loan as a mortgage loan and therefore as a qualifying asset for purposes of the REIT asset tests, but not rules of substantive law. Pursuant to the safe harbor, if a mezzanine loan meets certain requirements, it will be treated by the IRS as a qualifying real estate asset for purposes of the REIT asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. However, structuring a mezzanine loan to meet the requirements of the safe harbor may not always be practical. To the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor, such loans might not be properly treated as qualifying mortgage loans for REIT purposes.

Tax Aspects of Our Operating Partnership

In General. We will own all or substantially all of our assets through our operating partnership, and our operating partnership in turn will own a substantial portion of its assets through interests in various partnerships and limited liability companies.

Except in the case of subsidiaries that have elected REIT or TRS status, we expect that our operating partnership and its partnership and limited liability company subsidiaries will be treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general (and subject to the discussion below under “—Partnership Audit Rules”), entities that are classified as partnerships for U.S. federal income tax purposes are treated as “pass-through” entities that are not required to pay U.S. federal income taxes. Rather, partners or members of such entities are allocated their share of the items of income, gain, loss, deduction and credit of the entity and are potentially required to pay tax on that income without regard to whether the partners or members receive a distribution of cash from the entity. We will include in our income our allocable share of the foregoing items for purposes of computing our REIT taxable income, based on the applicable operating agreement. For purposes of applying the REIT income and asset tests, we will include our pro rata share of the income generated by and the assets held by our operating partnership, including our operating partnership’s share of the income and assets of any subsidiary partnerships and limited liability companies treated as partnerships for U.S. federal income tax purposes, based on our capital interests in such entities. See “—Ownership of Partnership Interests and Disregarded Subsidiaries by a REIT.”

Our ownership interests in such subsidiaries involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships or disregarded entities, as opposed to associations taxable as corporations, for U.S. federal income tax purposes. If our operating partnership or one or more of its subsidiary partnerships or limited liability companies that intended to be taxed as a partnership, were instead treated as an association, it would be taxable as a corporation and would be subject to U.S. federal income taxes on its income. In that case, the character of the entity and its income would change for purposes of the asset and income tests applicable to REITs and could prevent us from satisfying these tests. See “—Asset Tests Applicable to REITs” and “—Income Tests Applicable to REITs.” This, in turn, could prevent us from qualifying as a REIT. See “—Failure to Qualify as a REIT” for a discussion of the effect of our failure to meet these tests for a taxable year.

We believe that our operating partnership and other subsidiary partnerships and limited liability companies that do not elect REIT or TRS status have been and/or will be classified as partnerships or disregarded entities for U.S. federal income tax purposes, and the remainder of the discussion under this section “—Tax Aspects of Our Operating Partnership” is based on such classification.

Although a domestic unincorporated entity is generally treated as a partnership (if it has more than one owner) or a disregarded entity (if it has a single owner) for U.S. federal income tax purposes, in certain situations such an entity may be treated as a corporation for U.S. federal income tax purposes, including if the entity is a

“publicly traded partnership” that does not qualify for an exemption based on the character of its income. A partnership is a “publicly traded partnership” under Section 7704 of the Code if:

•	interests in the partnership are traded on an established securities market; or
•	interests in the partnership are readily tradable on a “secondary market” or the “substantial equivalent” of a secondary market.

A partnership will not be treated as a publicly traded partnership if it qualifies for certain safe harbors, one of which applies to certain partnerships with fewer than 100 partners. Our operating partnership qualified for this safe harbor immediately following the consummation of the formation transactions and continues to qualify for this safe harbor, but we may exceed the 100 partners limit in future periods.

There is a risk that the right of a holder of operating partnership common units to redeem the units for cash (or common stock at our option) could cause operating partnership common units to be considered readily tradable on the substantial equivalent of a secondary market, and we may not be eligible for a safe harbor at all times. If our operating partnership is a publicly traded partnership, it will be taxed as a corporation unless at least 90% of its gross income has consisted and will consist of “qualifying income” under Section 7704 of the Code. Qualifying income generally includes real property rents and other types of passive income. We believe that our operating partnership has had and will continue to have sufficient qualifying income so that it would be taxed as a partnership, even if it were classified as a publicly traded partnership. The income requirements applicable to REITs under the Code and the definition of qualifying income under the publicly traded partnership rules are very similar. Although differences exist between these two income tests, we do not believe that these differences will cause our operating partnership to fail the 90% qualifying income test applicable to publicly traded partnerships.

Allocations of Income, Gain, Loss and Deduction. A partnership or limited liability company agreement will generally determine the allocation of income and losses among partners or members for U.S. federal income tax purposes. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the related Treasury Regulations. Generally, Section 704(b) of the Code and the related Treasury Regulations require that partnership and limited liability company allocations respect the economic arrangement of their partners or members. If an allocation is not recognized by the IRS for U.S. federal income tax purposes, the item subject to the allocation will be reallocated according to the partners’ or members’ interests in the partnership or limited liability company, as the case may be. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners or members with respect to such item. The allocations of taxable income and loss in our operating partnership and its partnership subsidiaries are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

Tax Allocations With Respect to Contributed Properties. In general, when property is contributed to a partnership in exchange for a partnership interest, the partnership inherits the carry-over tax basis of the contributing partner in the contributed property. Any difference between the fair market value and the adjusted tax basis of contributed property at the time of contribution is referred to as a “book-tax difference.” Under Section 704(c) of the Code, income, gain, loss and deduction attributable to property with a book-tax difference that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution, as adjusted from time to time, so that, to the extent possible under the applicable method elected under Section 704(c) of the Code, the non-contributing partners receive allocations of depreciation and gain or loss for tax purposes comparable to the allocations they would have received in the absence of book-tax differences. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners or members. Similar tax allocations are required with respect to the book-tax differences in the assets owned by a partnership when additional assets are contributed in exchange for a new partnership interest.

A significant portion of our operating partnership’s assets have book tax differences, including assets contributed by our operating partnership’s limited partners (or their predecessors).  Consequently, the agreement of limited partnership of our operating partnership requires such allocations to be made in a manner consistent with Section 704(c) of the Code. As a result of such tax allocations and the carry-over basis of any assets we contribute to our operating partnership in the future, we may be allocated lower amounts of depreciation and other deductions for tax purposes, and possibly greater amounts of taxable income in the event of a disposition, as compared to our share of such items for economic or book purposes. Thus, these rules may cause us to recognize taxable income in excess of cash proceeds, which might adversely affect our ability to comply with the REIT distribution requirements. See “—Annual Distribution Requirements Applicable to REITs.”

Withholding Obligations with respect to Non-U.S. Partners. With respect to any non-U.S. limited partner, our operating partnership generally will be required to withhold with respect to the non-U.S. limited partner’s share of our operating partnership income (with the rate varying based on the character of the items comprising the income and the status of the limited partner for U.S. federal income tax purposes), regardless of the amounts distributed to such non-U.S. limited partner. We will be liable for any under withholdings (including interest and penalties). Our operating partnership will have to make the withholding payments in any event even if the withholding obligation exceeds a limited partner’s share of distributions. Unless it can recover the excess withholdings from the limited partner, our operating partnership will have to find other sources of cash to fund excess withholdings.

Partnership Audit Rules. Congress revised the rules applicable to federal income tax audits of partnerships (such as our operating partnership) and the collection of any tax resulting from any such audits or other tax proceedings, generally for taxable years beginning after December 31, 2017. Under the new rules, the partnership itself may be liable for a hypothetical increase in partner-level taxes (including interest and penalties) resulting from an adjustment of partnership tax items on audit, regardless of changes in the composition of the partners (or their relative ownership) between the year under audit and the year of the adjustment. The new rules also include an elective alternative method under which the additional taxes resulting from the adjustment are assessed against the affected partners (often referred to as a “push-out election”), subject to a higher rate of interest than otherwise would apply. Recently released proposed Treasury Regulations provide that when a push-out election causes a partner that is itself a partnership to be assessed with its share of such additional taxes from the adjustment, such partnership may cause such additional taxes to be pushed out to its own partners.  In addition, these proposed Treasury Regulations provide that when a push-out election affects a partner that is a REIT, such REIT may be able to use deficiency dividend procedures with respect to adjustments resulting from such election.  Many questions remain as to how the new rules will apply, and it is not clear at this time what effect this new legislation will have on us. However, these changes could increase the U.S. federal income tax, interest, and/or penalties otherwise borne by us in the event of a federal income tax audit of our operating partnership or one of its subsidiary partnerships.

Failure to Qualify as a REIT

In the event we violate a provision of the Code that would result in our failure to qualify as a REIT, specified relief provisions will be available to us to avoid such disqualification if (1) the violation is due to reasonable cause and not willful neglect, (2) we pay a penalty of $50,000 for each failure to satisfy the provision and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. It is not possible to state whether, in all circumstances, we will be entitled to this statutory relief. If we fail to qualify as a REIT in any taxable year, and the relief provisions of the Code do not apply, we will be subject to tax, including, for tax years beginning prior to January 1, 2018, any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to our stockholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Code, distributions to our stockholders will generally be taxable to stockholders who are individual U.S. stockholders at a maximum rate of 20%, and dividends received by our corporate U.S. stockholders may be eligible for a dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we will also be disqualified from re-electing REIT status for the four taxable years following a year during which qualification was lost.

Taxation of Stockholders and Potential Tax Consequences of Their Investment in Shares of Common Stock or Preferred Stock

Taxation of Taxable U.S. Stockholders

The term “U.S. stockholder” means a holder of shares of common stock or preferred stock who, for U.S. federal income tax purposes, is:

•	an individual who is a citizen or resident of the United States;
•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or of a political subdivision of the United States;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•

any trust if (1) a United States court is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a United States person.

If a partnership or an entity treated as a partnership for U.S. federal income tax purposes holds our stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common stock or preferred stock, you should consult your own tax advisor regarding the consequences of the ownership and disposition of shares of common stock or preferred stock by the partnership.

Dividends. As long as we qualify as a REIT, a taxable U.S. stockholder must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends. Dividends on our preferred stock will be treated as made out of any available earnings and profits in priority to distributions on our common stock.  Dividends paid to a non-corporate U.S. stockholder generally will not qualify for the 20% tax rate for “qualified dividend income.” Qualified dividend income generally includes dividends paid to most U.S. non-corporate taxpayers by domestic C corporations and certain qualified foreign corporations. Because we are not generally subject to U.S. federal income tax on the portion of our REIT taxable income distributed to our stockholders, our ordinary dividends generally will not be eligible for the 20% tax rate on qualified dividend income. As a result, our ordinary dividends will continue to be taxed at the higher tax rate applicable to ordinary income. However, under the TCJA, for taxable years beginning after December 31, 2017 and before January 1, 2026, under the TCJA, stockholders that are individuals, trusts or estates generally may deduct up to 20% of certain qualified business income, including “qualified REIT dividends” (generally, dividends received by a REIT shareholder that are not designated as capital gain dividends or qualified dividend income), subject to certain limitations.

The 20% tax rate for qualified dividend income will apply to our ordinary dividends (1) attributable to dividends received by us from taxable corporations, such as our TRSs, and (2) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our stock becomes ex-dividend.

Dividends paid to a corporate U.S. stockholder will not qualify for the dividends received deduction generally available to corporations. If we declare a distribution in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

Distributions from us that are designated as capital gain dividends will be taxed to U.S. stockholders as long-term capital gains, to the extent that they do not exceed our actual net capital gains for the taxable year, without regard to the period for which the U.S. stockholder has held our common stock. Corporate U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at a maximum U.S. federal rate of 20%, in the case of U.S. stockholders who are individuals, and 21% for corporations. Capital gains dividends attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% U.S. federal income tax rate for U.S. stockholders who are individuals, trusts or estates, to the extent of previously claimed depreciation deductions.

We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, we may elect to designate the retained amount as a capital gain dividend with the result that a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit or refund for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its common stock or preferred stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

A U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. stockholder’s stock. Instead, the distribution will reduce the adjusted basis of such stock. A U.S. stockholder will recognize gain upon a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted basis in his or her stock as long-term capital gain if the shares of stock have been held for more than one year, or short-term capital gain, if the shares of stock have been held for one year or less.

Stockholders may not include in their own income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our common stock or preferred stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the stockholder is a limited partner, against such income. In addition, taxable distributions from us generally will be treated as investment income for purposes of the investment interest limitations. A U.S. stockholder that elects to treat capital gain dividends, capital gains from the disposition of stock or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts. We will notify stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.  Ordinary income and capital gain must be allocated proportionately among taxable dividends on both our preferred stock and common stock.

Dispositions of Stock. In general, a U.S. stockholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our stock as long-term capital gain or loss if the U.S. stockholder has held our stock for more than one year. Otherwise, the U.S. stockholder must treat any such gain or loss as short-term capital gain or loss. However, a U.S. stockholder must treat any loss upon a sale or exchange of our stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of our common stock or preferred stock may be disallowed if the U.S. stockholder repurchases our common stock or preferred stock within 30 days before or after the disposition.

A redemption by us of any redeemable preferred stock we may issue could be treated either as a taxable disposition of shares or as a dividend, depending on the applicable facts and circumstances.  In the event we issue any redeemable preferred stock, the prospectus supplement will discuss the tax considerations of owning such securities in greater detail.

Capital Gains and Losses. The tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is currently 37%. The maximum tax rate on long-term capital gains applicable to non-corporate taxpayers is 20% for sales and exchanges of capital assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of “section 1250 property,” or depreciable real property, is 25% to the extent that such gain, known as “unrecaptured section 1250 gains, would have been treated as ordinary income on depreciation recapture if the property were “section 1245 property.” With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate stockholders as long-term capital gains or unrecaptured section 1250 gains. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate taxpayers) to a portion of capital gain realized by a non-corporate stockholder on the sale of REIT stock that would correspond to the REIT’s “unrecaptured Section 1250 gain.” In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates (currently 21%). A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

If a U.S. stockholder recognizes a loss upon a subsequent disposition of our common stock or preferred stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of certain Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss generating transactions to the IRS. While these regulations are directed towards “tax shelters,” they are written quite broadly and apply to transactions that would not typically be considered tax shelters. Significant penalties apply for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our common stock or preferred stock, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in transactions involving us (including our advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Medicare Tax. A U.S. person that is an individual is subject to a 3.8% tax on the lesser of (1) the U.S. person’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. person’s modified gross income for the taxable year over a certain threshold (which currently is between $125,000 and $250,000, depending on the individual’s circumstances). Estates and trusts that do not fall into a special class of trusts that is exempt from such tax are subject to the same 3.8% tax on the lesser of their undistributed net investment income and the excess of their adjusted gross income over a certain threshold. Net investment income generally includes dividends on our stock and gain from the sale of our stock. If you are a U.S. person that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of this tax to your income and gains in respect of your investment in our common stock or preferred stock.

Information Reporting and Backup Withholding. We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at a current rate of up to 24% with respect to distributions unless the holder:

•	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or
•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. In addition, we may be required to withhold a portion of any dividends or capital gain distributions to any stockholders who fail to certify their non-foreign status to us. For a discussion of the backup withholding rules as applied to non-U.S. stockholders, see “—Taxation of Non-U.S. Stockholders.”

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income. Subject to the exceptions described below, a tax-exempt stockholder generally would not recognize unrelated business taxable income as a result of an investment in our common stock or preferred stock. However, if a tax-exempt stockholder were to finance its acquisition of common stock or preferred stock with debt, a portion of the income that it receives from us and a portion of the gain on sale of our common stock or preferred stock could constitute unrelated business taxable income pursuant to the “debt-financed property” rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different unrelated business taxable income rules, which generally will require them to characterize distributions that they receive from us as unrelated business taxable income. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our stock by value at any time during a taxable year must treat a percentage of the dividends that it receives from us for the taxable year as unrelated business taxable income.

Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our shares by value only if:

•	the percentage of our dividends that the tax-exempt trust must treat as unrelated business taxable income is at least 5%;
•

we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of the value of our stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust; and

•

either (a) one pension trust owns more than 25% of the value of our stock; or (b) a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

Taxation of Non-U.S. Stockholders

The rules governing U.S. federal income taxation of nonresident alien individuals and foreign corporations (“non-U.S. stockholders”) are complex. This section is only a summary of such rules. We urge non-U.S. stockholders to consult their own tax advisors to determine the impact of federal, state and local income tax laws on ownership of our stock, including any reporting requirements.

Dividends. A non-U.S. stockholder who receives a distribution that is not attributable to gain from our sale or exchange of U.S. real property interests, or USRPIs, as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay the distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the dividend (including any portion of any dividend that is payable in our stock) ordinarily will apply unless an applicable tax treaty reduces or eliminates the tax. Under some treaties, lower withholding tax rates do not apply to dividends from REITs (or are not as favorable for REIT dividends as compared to non-REIT dividends). However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed on distributions, and in the case of a corporate non-U.S. stockholder also may be subject to a branch profits tax at the rate of 30% (or lower treaty rate). We plan to withhold U.S. federal income tax at the rate of 30% on the gross amount of any distribution paid to a non-U.S. stockholder unless either:

•	a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN or Form W-8BEN-E evidencing eligibility for that reduced rate with us; or
•	the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is income that is effectively connected with a trade or business in the United States.

A non-U.S. stockholder generally will not be subject to U.S. federal income tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted basis of its stock. Instead, the excess portion of the distribution will reduce the adjusted basis of that stock. A non-U.S. stockholder will be subject to U.S. federal income tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its stock, if the non-U.S. stockholder otherwise would be subject to U.S. federal income tax on gain from the sale or disposition of its stock, as described below. Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we may withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non- U.S. stockholder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

Additional withholding regulations may require us to withhold 15% (on or prior to February 16, 2016, the applicable rate was 10%) of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution (other than distributions subject to FIRPTA, as described below, and except to the extent an exemption or a lower rate of withholding applies), to the extent that we do not do so, we will withhold at a rate of 15% (on or prior to February 16, 2016, the applicable rate was 10%) on any portion of such a distribution.

Except as discussed below with respect to 5% or less holders of regularly traded classes of stock (for periods prior to December 18, 2015), and with respect to 10% or less holders of regularly traded classes of stock, “qualified shareholders” and “qualified foreign pension funds” (for periods on and after December 18, 2015), for any year in which we qualify as a REIT, a non-U.S. stockholder will incur tax on distributions by us that are attributable to gain from our sale or exchange of USRPIs under special provisions of the U.S. federal income tax laws known as the Foreign Investment in Real Property Act, or FIRPTA. The term USRPIs includes interests in real property and shares in corporations at least 50% of whose real estate and business assets consist of interests in U.S. real property. Under those rules, a non-U.S. stockholder is taxed on distributions by us attributable to gain from sales of USRPIs as if the gain were effectively connected with a U.S. trade or business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at regular tax rates applicable to U.S. stockholders, subject to any applicable alternative minimum tax (although, under the TCJA, the corporate alternative minimum tax has been repealed for taxable years beginning after December 31, 2017). A corporate non-U.S. stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. We must withhold 21% (for tax years beginning before January 1, 2018, the applicable rate was 35%) of any distribution that we could designate as a capital gain dividend and is a distribution attributable to USRPI gain and may be required to withhold 21% (for tax years beginning before January 1, 2018, 35%) of any of other capital gain dividends. A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold. However, FIRPTA and the 21% (previously 35%) withholding tax will not apply to any distribution with respect to any class of our stock that is regularly traded on an established securities market located in the United States if the recipient non-U.S. stockholder did not own more than 10% (5% for distributions occurring prior to December 18, 2015) of such class of stock at any time during the one-year period ending on the date of distribution. Instead, any capital gain dividend will be treated as an ordinary distribution subject to the rules discussed above, which generally impose a 30% withholding tax (unless reduced by a treaty).

Although the law is not clear on the matter, it appears that amounts designated by us as undistributed capital gains generally should be treated with respect to non-U.S. stockholders in the same manner as actual distributions by us of capital gain dividends. Under that approach, the non-U.S. stockholders would be able to offset as a credit against their U.S. federal income tax liability resulting therefrom an amount equal to their proportionate share of the tax paid by us on the undistributed capital gains and to receive from the IRS a refund to the extent their proportionate share of this tax paid by us exceeds their actual U.S. federal income tax liability.

Dispositions of Stock. A non-U.S. stockholder generally will not incur tax under FIRPTA with respect to gain on a disposition of our common stock or preferred stock as long as at all times during the five-year period ending on the date of disposition non-U.S. persons hold, directly or indirectly, less than 50% in value of our stock.  For these purposes, beginning on December 18, 2015, a person holding less than 5% of our regularly traded classes of stock for five years will be treated as a U.S. person unless we have actual knowledge that such person is not a U.S. person.  Because our common stock is publicly traded, we cannot assure you that our non-U.S. ownership will be less than 50% at any time.   Even if our non-U.S. ownership remains under 50% for five years and we otherwise meet the requirements of this rule, pursuant to “certain wash sale” rules under FIRPTA, a non-U.S. stockholder may incur tax under FIRPTA to the extent such stockholder disposes of our stock within a certain period prior to a distribution attributable to USRPI gain and directly or indirectly (including through certain affiliates) reacquires our stock within certain prescribed periods, provided that this rule will not apply to a disposition and reacquisition of our common stock by a non-U.S. stockholder owning, actually or constructively, 10% or less of our common stock at any time during the one-year period ending on the date of such distribution attributable to USRPI gain.

Regardless of the extent of our non-U.S. ownership, a non-U.S. stockholder will not incur tax under FIRPTA on a disposition of the shares of our publicly traded stock if such non-U.S. stockholder owned, actually or constructively, at all times during a specified testing period, 10% (5% for dispositions prior to December 18, 2015) or less of the total fair market value of such class of stock.  The testing period is the shorter of (1) the period during which the non-U.S. stockholder held the shares and (2) the five-year period ending on the disposition date.  For as long as our common stock is regularly traded on an established securities market, a non-U.S. stockholder should not incur tax under FIRPTA with respect to gain on a sale of our common stock unless it owns, actually or constructively, more than 10% (5% for dispositions prior to December 18, 2015) of our common stock during such testing period.

For periods on or after December 18, 2015, to the extent our stock is held directly (or indirectly through one or more partnerships) by a “qualified shareholder,” it will not be treated as a USRPI.  Further, to the extent such treatment applies, any distribution to such shareholder will not be treated as gain recognized from the sale or exchange of a USRPI.  For these purposes, a qualified shareholder is generally a non-U.S. stockholder  that (i)(A) is eligible for treaty benefits under an income tax treaty with the United States that includes an exchange of information program, and the principal class of interests of which is listed and regularly traded on one or more stock exchanges as defined by the treaty, or (B) is a foreign limited partnership organized in a jurisdiction with an exchange of information agreement with the United States and that has a class of regularly traded limited partnership units (having a value greater than 50% of the value of all partnership units) on the New York Stock Exchange or Nasdaq, (ii) is a “qualified collective investment vehicle” (within the meaning of Section 897(k)(3)(B) of the Code) and (iii) maintains records of persons holding 5% or more of the class of interests described in clauses (i)(A) or (i)(B) above.  However, in the case of a qualified shareholder having one or more “applicable investors,” the exception described in the first sentence of this paragraph will not apply with respect to a portion of the qualified shareholder’s stock (determined by applying the ratio of the value of the interests held by applicable investors in the qualified shareholder to the value of all interests in the qualified shareholder and applying certain constructive ownership rules).  Such ratio applied to the amount realized by a qualified shareholder on the disposition of our stock or with respect to a distribution from us attributable to gain from the sale or exchange of a USRPI will be treated as amounts realized from the disposition of USRPIs.  Such treatment shall also apply to applicable investors in respect of distributions treated as a sale or exchange of stock with respect to a qualified shareholder.  For these purposes, an “applicable investor” is person who holds an interest in the qualified shareholder and holds more than 10% of our stock applying certain constructive ownership rules.

For periods on or after December 18, 2015, the FIRPTA rules will not apply to any USRPI held directly (or indirectly through one or more partnerships) by, or to any distribution received from a REIT by a “qualified foreign pension fund” or any entity all of the interests of which are held by an qualified foreign pension fund.  For these purposes, a “qualified foreign pension fund” is an organization or arrangement (i) created or organized in a foreign country, (ii) established to provide retirement or pension benefits to current or former employees (or their designees) of one or more employers for services rendered, (iii) which does not have a single participant or beneficiary that has a right to more than 5% of its assets or income, (iv) which is subject to government regulation and provides annual information reporting about its beneficiaries to relevant local tax authorities and (v) with respect to which, under its local laws, contributions that would otherwise be subject to tax are deductible or excluded from its gross income or taxed at a reduced rate, or taxation of its income is deferred or taxed at a reduced rate.

If the gain on the sale of our stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders subject to any applicable alternative minimum tax. Furthermore, a non-U.S. stockholder generally will incur U.S. federal income tax on gain not subject to FIRPTA if:

•

the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain and may be subject to the 30% branch profits tax in the case of a foreign corporation; or

•

the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and meets certain other criteria, in which case the non-U.S. stockholder will incur a 30% tax on his or her capital gains derived from sources within the United States.

FATCA Withholding on Certain Foreign Accounts and Entities. The Foreign Account Tax Compliance Act, or FATCA, provisions of the Code, enacted in 2010, together with administrative guidance and certain intergovernmental agreements entered into thereunder, impose a 30% withholding tax on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities unless (1) the foreign financial institution undertakes certain diligence and reporting obligations or (2) the foreign non-financial entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. If the payee is a foreign financial institution that is not subject to special treatment under certain intergovernmental agreements, it must enter into an agreement with the U.S. Treasury requiring, among other things, that it undertakes to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts and withhold 30% on payments to account holders whose actions prevent them from complying with these reporting and other requirements. Investors in jurisdictions that have entered into intergovernmental agreements may, in lieu of foregoing requirements, be required to report such information to their home jurisdiction.  Withholding under FATCA will apply after December 31, 2018 with respect to the gross proceeds from a disposition of property that can produce U.S. source interest or dividends and began after June 30, 2014 with respect to other withholdable payments. Prospective investors should consult their tax advisors regarding this legislation.

Information Reporting and Backup Withholding. Generally, we must report annually to the IRS the amount of dividends paid to a non-U.S. stockholder, such holder’s name and address and the amount of tax withheld, if any. A similar report is sent to the non-U.S. stockholder. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the non-U.S. stockholder’s country of residence. Payments of dividends or of proceeds from the disposition of stock made to a non-U.S. stockholder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non- U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that a non-U.S. stockholder is a U.S. person.

Backup withholding is not an additional tax. Rather, the U.S. income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided the required information is furnished to the IRS.

State, Local and Foreign Taxes

We and/or holders of our stock may be subject to state, local and foreign taxation in various state or local or foreign jurisdictions, including those in which we or they transact business or reside. The foreign, state and local tax treatment of us and of holders of our stock may not conform to the U.S. federal income tax considerations discussed above. The TCJA also limits the ability of individual taxpayers to itemize deductions for state and local income, property and sales taxes to a combined total of $10,000 per year. Consequently, prospective investors should consult their own tax advisors regarding the effect of state, local and foreign tax laws on an investment in our common stock or preferred stock.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to us and our stockholders may be enacted, amended or repealed. Changes to the U.S. federal income tax laws and to interpretations of the U.S. federal income tax laws could adversely affect an investment in our common stock or preferred stock.

The recently enacted TCJA, generally applicable for tax years beginning after December 31, 2017, made significant changes to the Code, including a number of provisions of the Code that affect the taxation of businesses and their owners, including REITs and their stockholders.

Among other changes, the TCJA made the following changes:

•

For tax years beginning after December 31, 2017 and before January 1, 2026, (i) the U.S. federal income tax rates on ordinary income of individuals, trusts and estates have been generally reduced and (ii) such taxpayers are generally permitted to take a deduction for certain pass-through business income, including , as discussed above, dividends received from REITs that are not designated as capital gain dividends or qualified dividend income, subject to certain limitations.

•

The maximum U.S. federal income tax rate for corporations has been reduced from 35% to 21%, and corporate alternative minimum tax has been eliminated for corporations, which changes may reduce the amount of U.S. federal income tax payable by our TRSs and by us to the extent we were subject corporate U.S. federal income tax (for example, if we distributed less than 100% of our taxable income or recognized built-in gains in assets acquired from C corporations).   In addition, the maximum withholding rate on distributions by us to non-U.S. stockholders that are treated as attributable to gain from the sale or exchange of a U.S. real property interest is reduced from 35% to 21%.

•	Certain new limitations on the deductibility of interest expense now apply, which limitations may affect the deductibility of interest paid or accrued by us or our TRSs.
•	Certain new limitations on net operating losses now apply, which limitations may affect net operating losses generated by us or our TRSs.
•

A U.S. tax-exempt stockholder that is subject to tax on its unrelated business taxable income (“UBTI”) will generally be required to separately compute its taxable income and loss for each unrelated trade or business activity for purposes of determining its UBTI.

•

New accounting rules generally require us to recognize certain income items for federal income tax purposes no later than when we take the item into account for financial statement purposes, which may accelerate our recognition of certain income items.

This summary does not purport to be a detailed discussion of the changes to U.S. federal income tax laws as a result of the enactment of the TCJA.  The effect of the significant changes made by the TCJA is highly uncertain, and administrative guidance will be required in order to fully evaluate the effect of many provisions. Technical corrections or other amendments to the TCJA or administrative guidance interpreting the TCJA may be forthcoming at any time.  We cannot predict the long-term effect of the TCJA or any future law changes on REITs or their stockholders.  Investors are urged to consult their own tax advisors regarding the effect of the TCJA based on their particular circumstances.

SELLING SECURITY HOLDERS

Information about selling security holders of Easterly Government Properties, Inc., where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC which are incorporated into this prospectus by reference.

PLAN OF DISTRIBUTION

Sales by Us

We may sell the securities in any one or more of the following ways:

•	directly to investors, including through a specific bidding, auction or other process;
•	to investors through agents;
•	directly to agents;
•	to or through brokers or dealers;
•	to the public through underwriting syndicates led by one or more managing underwriters;
•	to one or more underwriters acting alone for resale to investors or to the public; and
•	through a combination of any such methods of sale.

Easterly Government Properties, Inc. common stock or preferred stock may be issued upon conversion of debt securities or preferred stock of Easterly Government Properties, Inc. or in exchange for debt securities of Easterly Government Properties LP. Securities may also be issued upon exercise of warrants of Easterly Government Properties, Inc. Easterly Government Properties, Inc. and Easterly Government Properties LP reserve the right to sell securities directly to investors on their own behalf in those jurisdictions where they are authorized to do so. In addition to the foregoing, we may issue shares of our common stock to holders of common units of Easterly Government Properties LP, and any of their pledgees, donees, transferees or other successors in interest, in exchange for their common units. We may only offer our common stock in this manner if the holders of these common units present them for redemption under the partnership agreement of Easterly Government Properties LP, and we exercise our right to issue our common stock to them instead of paying a cash amount. We will receive no cash proceeds from any issuance of the shares of our common stock in exchange for common units, but we will acquire additional common units in exchange for any such issuances.

If we sell securities to a dealer acting as principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us and such resale prices may not be disclosed in the applicable prospectus supplement.

Any underwritten offering may be on a best efforts or a firm commitment basis. We may also offer securities through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or
•	at negotiated prices.

Any of the prices may represent a discount from the then prevailing market prices.

In the sale of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Discounts, concessions and commissions may be changed from time to time. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.

The applicable prospectus supplement will, where applicable:

•	identify any such underwriter, dealer or agent;
•	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate by all underwriters and agents;
•	describe any discounts, concessions or commissions allowed by underwriters to participating dealers;
•	identify the amounts underwritten; and
•	identify the nature of the underwriter’s or underwriters’ obligation to take the securities.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of common stock of Easterly Government Properties, Inc., which are listed on the NYSE. Any common stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. We may elect to list any series of preferred stock on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering, sales made directly on the NYSE or sales made to or through a market maker other than on an exchange.

Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against or contribution towards certain civil liabilities, including liabilities under the applicable securities laws.

Underwriters, dealers and agents may engage in transactions with us, perform services for us or be our tenants in the ordinary course of business.

If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total amount of the securities less the amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for, Easterly Government Properties, Inc., Easterly Government Properties LP or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

Sales by Selling Security Holders

The selling security holders may resell or redistribute the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions, or in any other legal manner, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Persons who are pledgees, donees, transferees, or other successors in interest of any of the named selling security holders (including but not limited to persons who receive securities from a named selling security holder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus) may also use this prospectus and are included when we refer to “selling security holders” in this prospectus. The selling security holders may sell the securities by one or more of the following methods, without limitation:

•

block trades (which may include cross trades) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account;

•	an exchange distribution or secondary distribution in accordance with the rules of any stock exchange on which the securities may be listed;
•	ordinary brokerage transactions and transactions in which the broker solicits purchases;
•	an offering at other than a fixed price on or through the facilities of any stock exchange on which the securities are listed or to or through a market maker other than on that stock exchange;
•	privately negotiated transactions, directly or through agents;
•	short sales;
•	through the writing of options on the securities, whether or not the options are listed on an options exchange;
•	through the distribution of the securities by any security holders to its partners, members or stockholders;
•	one or more underwritten offerings;
•	agreements between a broker or dealer and any security holder to sell a specified number of the securities at a stipulated price per share; and
•	any combination of any of these methods of sale or distribution, or any other method permitted by applicable law.

The security holders may also transfer the securities by gift.

The selling security holders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling security holder. Broker-dealers may agree with a selling security holder to sell a specified number of the securities at a stipulated price per share. If the broker-dealer is unable to sell securities acting as agent for a selling security holder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions on any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

From time to time, one or more of the selling security holders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling security holders. The number of a selling security holder’s securities offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling security holder’s securities will otherwise remain unchanged. In addition, a selling security holder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.

The selling security holders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

A selling security holder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling security holder, including, without limitation, in connection with distributions of the securities by those broker-dealers. A selling security holder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A selling security holder may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

The selling security holders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Exchange Act and the related rules and regulations adopted by the SEC, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling security holders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling security holders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

We may agree to indemnify the selling security holders and their respective officers, directors, employees and agents, and any underwriter or other person who participates in the offering of the securities, against specified liabilities, including liabilities under the federal securities laws or to contribute to payments the underwriters may be required to make in respect of those liabilities. The selling security holders may agree to indemnify us, the other selling security holders and any underwriter or other person who participates in the offering of the securities, against specified liabilities arising from information provided by the selling security holders for use in this prospectus or any accompanying prospectus supplement, including liabilities under the federal securities laws. In each case, indemnification may include each person who is an affiliate of or controls one of these specified indemnified persons within the meaning of the federal securities laws or is required to contribute to payments the underwriters may be required to make in respect of those liabilities. The selling security holders may agree to indemnify any brokers, dealers or agents who participate in transactions involving sales of the securities against specified liabilities arising under the federal securities laws in connection with the offering and sale of the securities.

We will not receive any proceeds from sales of any securities by the selling security holders.

We cannot assure you that the selling security holders will sell all or any portion of the securities offered hereby.

We will supply the selling security holders and any stock exchange upon which the securities are listed with reasonable quantities of copies of this prospectus. To the extent required by Rule 424 under the Securities Act in connection with any resale or redistribution by a selling security holder, we will file a prospectus supplement setting forth:

•	the aggregate number of securities to be sold;
•	the purchase price;
•	the public offering price;
•	if applicable, the names of any underwriter, agent or broker-dealer; and
•

any applicable commissions, discounts, concessions, fees or other items constituting compensation to underwriters, agents or broker-dealers with respect to the particular transaction (which may exceed customary commissions or compensation).

If a selling security holder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of securities through a block trade, special offering, exchange, distribution or secondary distribution or a purchase by a broker or dealer, the prospectus supplement will include any other facts that are material to the transaction. If applicable, this may include a statement to the effect that the participating broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus.

LEGAL MATTERS

Certain legal matters in connection with the offering will be passed upon for us by Goodwin Procter LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Easterly Government Properties, Inc. for the year ended December 31, 2017 and the audited historical financial statement of the Department of Veterans Affairs (VA) Ambulatory Care Center (VA – Loma Linda) included in exhibit 99.1 of Easterly Government Properties, Inc’s Current Report on Form 8-K/A dated July 28, 2017 have been so incorporated in reliance on the reports of  PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$100,000,000

Easterly Government Properties, Inc.

Common Stock

Citigroup

BTIG

Jefferies

Raymond James

RBC Capital Markets

SunTrust Robinson Humphrey